Exhibit 10.11

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

OFFICE LEASE

BETWEEN

AERO-TECH INVESTMENTS, LLC

AS LANDLORD,

AND

BIODESIX, INC

AS TENANT,

FOR

2970 WILDERNESS PLACE

BOULDER, COLORADO

SUMMARY OF BASIC LEASE INFORMATION

This Summary of Basic Lease Information (the “Lease Summary”) is hereby incorporated into and made a part of the attached Office Lease (Net) (this Lease Summary and the Office Lease (Net) to be known collectively as the “Lease”). In the event of a conflict between the terms of this Lease Summary and the Office Lease (Net), the terms of the Office Lease (Net) shall prevail. Any capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease (Net).

1.	Date:	October 5, 2011

2.	Landlord:	Aero-Tech Investments, LLC. a Colorado limited liability company

3.	Address of Landlord:	2945 Center Green Court South
Boulder, CO 80301
Attention: Ron Claman
Phone: (303) 449-1003
Telecopy: (303) 449-1221

4.	Tenant:	Biodesix, Inc., a Delaware corporation

5.	Address of Tenant:	520 Zang Street
Suite 213
Broomfield, CO 80021
Attention: General Counsel
Phone: (303) 417-0500
Telecopy: (303) 417-9700

(Prior to Commencement Date)

and

2970 Wilderness Place, Suite 100
Boulder, Colorado 80301
Attention: General Counsel
Phone: (303) 417-0500
Telecopy: (303) 417-9700
(After Commencement Date)

6.	Guarantor(s):	None

7.	Premises:	27,784 rentable square feet, comprised of a portion of the first floor and the entire second floor of the Building. The Premises are depicted on the floor plans attached to the Lease as Exhibit A, with the portion of the first floor that is not a part of the Premises identified with cross-hatching.

8.	Building:	The building of which the Premises are a part is located at 2970 Wilderness Place, Boulder, Colorado 80301, as shown on Exhibit B (the “Building”) and is located on the real property described on Exhibit C (the “Property”). The parties agree that the Building contains [***] rentable square feet ([***] gross square feet) as of the date hereof and the Project contains [***] rentable square feet ([***] gross square feet) as of the date hereof.

9.	Term.
	(a) Lease Term:		Sixty (60) months.
	(b) Commencement Date:		The earlier of (a) the date on which Tenant occupies any portion of the Premises and begins conducting business therein, or (b) January 15, 2012.
	(c) Expiration Date:		January 14, 2017.
	(d) Renewal Option(s):		Two (2) options of Five (5) years each (see Addendum One).
	(e) Option to Terminate		(See Addendum One).
10.	Base Rent:
	Lease Year	Annual Base Rent	Monthly Installment of Base Rent	Annual Rental Rate per Rentable Square Foot
	1	$[***]	$[***]	$[***]
	2	$[***]	$[***]	$[***]
	3	$[***]	$[***]	$[***]
	4	$[***]	$[***]	$[***]
	5	$[***]	$[***]	$[***]
11.	Additional Rent.
	(a) Tenant’s Proportionate Share of Project Operating Costs:		[***]%
	(b) Tenant’s Proportionate Share of Building Operating Costs:		[***]%
12.	Construction:
	(a) Allowance:		$[***]
	(b) Laboratory Costs Allowance:		$[***]
	(c) Excess Costs Allowance		$[***]
13.	Security Deposit:		$[***]. If Tenant has not been in Default beyond any applicable cure period, if any, more than two (2) times during the Term, Landlord shall apply $[***] from the Security Deposit towards the payment of Rent becoming due and payable at the beginning of Lease Year 3 and shall apply $[***] from the Security Deposit towards the payment of Rent becoming due and payable at the beginning of Lease Year 4.

14.	Permitted Use:	General office, research/development, laboratory and any other lawful purposes suitable for modern office/flex buildings.
15.	Parking:	Reserved Parking Spaces: Seventy-Four (74)
16.	Brokers:
	(a) Tenant:	Jones Lang LaSalle
	(b) Landlord:	None
17.	Addenda and Exhibits:	The addenda and exhibits listed below are incorporated by reference in this Lease.
		Addendum One	Options to Extend, Option to Terminate and First Right to Negotiate
		Exhibit A	Floor Plan of Premises
		Exhibit B	Site Plan of Building
		Exhibit C	Legal Description
		Exhibit D	Term Certification
		Exhibit E	Construction
		Exhibit E-1	Tenant Improvement Work
		Exhibit E-2	Construction Rules and Regulations
		Exhibit F	Building Services
		Exhibit G	Rides and Regulations
		Exhibit H	Parking Agreement

Landlord and Tenant hereby agree to the foregoing terms of this Lease Summary.

LANDLORD:	AERO-TECH INVESTMENTS, LLC,
a Colorado limited liability company

	By:	/s/ Ron Claman

	Printed Name:	Ron Claman

	Title:	Manager

	Date:	10/2/11

TENANT:	BIODESIX, INC.,
a Delaware Corporation

	By:	/s/ Frank Ronchetti

	Printed Name:	Frank Ronchetti

	Title:	Chief Financial Officer

	Date:	10/2/11

OFFICE LEASE (NET)

THIS OFFICE LEASE (NET) (the “Lease”) is made effective as of October 5, 2011 by and between Aero-Tech Investments, LLC, a Colorado limited liability company (“Landlord”), and Biodesix, Inc., a Delaware corporation (“Tenant”), with reference to the following facts and circumstances:

A. Landlord is the owner of the Project, as defined herein.

B. The Premises covered by this Lease are defined on the Lease Summary and are located in the Building, as defined on the Lease Summary.

C. The parties desire to enter into this Lease, all on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing facts and circumstances, the mutual covenants and promises contained herein and after good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the parties, the parties do hereby agree to the following:

ARTICLE 1

LEASE OF PREMISES

In consideration of the Rent and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises. In addition, Tenant shall have the non-exclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants, and invitees to use the Common Areas.

ARTICLE 2

DEFINITIONS

Except as otherwise defined in this Lease, capitalized terms shall have the meanings set forth on the Lease Summary. As used in this Lease, the following terms shall have the following definitions:

2.1 Additional Rent. All amounts, costs and expenses that Tenant assumes, agrees or is otherwise obligated to pay to Landlord under this Lease other than Base Rent.

2.3 Affiliate. An entity that is controlled by, controls, or is under common control with a party. “Control” shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in any entity.

2.4 Bankruptcy Code. Title 11 of the United States Code, as amended from time to time.

2.5 Base Rent. As set forth on the Lease Summary.

2.6 Building Services. As set forth in Exhibit F.

2.7 Building Systems. Any plant, machinery, transformers, duct work, cable, wires, and other equipment and facilities, and any systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, loading doors, any Building automation system, any Telecommunications System Serving the Building and any other mechanical, electrical, electronic, computer or other systems or equipment that serves the Building in whole or in part.

2.8 Business Days. Days other than Saturdays, Sundays and Holidays. If any item must be accomplished or delivered hereunder on a day that is not a Business Day, it shall be timely to accomplish or deliver the same on the next following Business Day.

2.9 Business Hours. As set forth in Exhibit F.

2.10 Claims. Actions, causes of action, charges, claims, contribution costs,’ damages, demands, expenses (including, without limitation, fees and costs of attorneys’, consultants and other professionals), fines, liabilities, liens, losses, obligations, penalties, proceedings, response costs, or suits.

2.11 Commencement Date. As set forth in the Lease Summary.

2.12 Common Areas, The building lobbies, common corridors, restrooms, passageways, elevators, stairways, unrestricted parking areas, entrances, exits, driveways and walkways, loading facilities, freight elevators, terraces and landscaped areas m and around the Building, and other public or common areas in the Project designated as such by Landlord.

2.13 Environmental Laws. All Laws regulating or controlling Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. 9601, et seq.; the Hazardous Material Transportation Act, 49 U.S.C. 1801 et seq.; and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq.

2.14 Expiration Date. As set forth on the Lease Summary, unless otherwise sooner terminated in accordance with the provisions of this Lease.

2.15 Force Majeure. Strikes, labor disputes, lockouts, inability to obtain labor, materials, equipment, or reasonable substitutes therefor, acts of God, governmental restrictions, regulations, or controls, judicial orders, enemy or hostile government actions, civil commotion, war, terrorism (foreign or domestic), fire, accident, explosion, falling objects or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder.

2.16 Hazardous Materials. Any hazardous waste or hazardous substance as defined in any Laws applicable to the Project, including, without limitation, the Environmental Laws. -Hazardous Materials” shall also include asbestos or asbestos-containing materials, radon gas, petroleum or petroleum fractions, urea formaldehyde foam insulation, transformers containing levels of polychlorinated biphenyls greater than 50 parts per million, medical waste, human and animal biological materials (including without limitation blood and blood products), electromagnetic fields, mold and chemicals known to cause cancer or reproductive toxicity, whether or not defined as a hazardous waste or hazardous substance in any statute, ordinance, rule or regulation.

2.17 Holidays. All federally observed holidays, including New Year’s Day, President’s Day, Martin Luther King, Jr. Day, Memorial Day, Independence Day, Labor Day, Veteran’s Day, Thanksgiving Day and Christmas Day.

2.18 Insurance. All costs incurred by Landlord for insurance with respect to the Project, including but not limited to public liability, property damage, earthquake, flood, pollution, mold, terrorism and property insurance with such limits and in such amounts as may be reasonably determined from time to time by Landlord or as may be required from time to time by any Mortgagees.

2.19 Interest Rate. The average prime loan rate published by the board of governors of the Federal Reserve System of the United States, as the same may change from time to time, plus five percent (5%) per annum, but not in excess of the maximum rate, if any, allowed by Law for the transaction on which interest is being calculated.

2.20 Landlord Related Parties. Landlord, Landlord’s Affiliates, and the members, principals, beneficiaries, partners, trustees, shareholders, directors, officers, employees, mortgagees, investment managers, property managers, brokers, representatives, contractors, attorneys, and agents of Landlord and Landlord’s Affiliates, and the successors of such parties, but specifically excluding other tenants of the Project and their Affiliates, agents, contractors, subcontractors, employees, invitees, subtenants, transferees, and any other party claiming by, through or under Tenant.

2.21 Law or Laws. All federal, state, county and local governmental and municipal laws, statutes, ordinances, rules, regulations, requirements, codes, decrees, orders, and decisions by courts and cases, when the decisions are considered binding precedent in the State, and decisions of federal courts applying the Law of the State; including but not limited to The Americans With Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.), and any regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time.

2.22 Lease Year. Each twelve (12) month period or portion thereof during the Term, commencing with the Commencement Date, without regard to calendar years; provided, however, if the Commencement Date is not the first day of the month, then the first (1st) Lease Year shall commence on the first day of the first calendar month after the Commencement Date and be deemed to include the partial month at the beginning of the Term.

2.23 Mortgagee. The lessor under any present and future ground or underlying lease of the Property and the holder of any mortgage, deed to secure debt or trust deed now or hereafter in force against the Property or the Building.

2.24 Operating Costs. All costs incurred by Landlord in the ownership, management, maintenance, repair, replacement, improvement, alteration and operation of the Building and Project, including, without limitation, the following: (a) utilities; (b) supplies, tools, equipment and materials used in the operation, repair and maintenance of the Building or the Project; (c) landscaping; (d) parking area repair and maintenance, including, but not limited to, resurfacing not more than once every five years (the cost of resurfacing shall be amortized, including interest at the Interest Rate on the unamortized cost, over the useful life of the resurfacing as reasonably determined by landlord), repairs, re-striping, and cleaning; (e) fees, charges and other costs, including, without limitation, reasonable consulting fees, legal fees and accounting fees, of all contractors engaged by Landlord or otherwise reasonably incurred by Landlord in connection with the management, operation, maintenance and repair of the Building or the Project; (1) reasonable compensation (including, without limitation, employment taxes and fringe benefits) of all persons (limited to the level of property manager and below) who perform duties in connection with the operation, maintenance, repair, or overhaul of the Building or the Project, and equipment, improvements, and facilities located within the Project; (g) operation, repair, maintenance and replacement of Building Systems; (h) janitorial service, fire alarm, window cleaning and trash removal; (i) repair and replacement of building standard surfaces, including but not limited to wall and floor coverings, ceiling tiles, window coverings and fixtures; (j) maintenance and replacement of curbs and walkways; (k) repair of the roof; (l) Building signage and directories; (m) management of the Building or the Project, whether by Landlord or an independent contractor, the fee for which Tenant is obligated to pay shall not exceed [***] of Tenant’s Base Rent and Operating Costs; (n) rental expenses for (or a reasonable depreciation allowance on) personal property used in maintenance, operation or repair of the Building or the Project; (o) licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments that may affect Operating Costs; (p) any costs, expenditures, or charges required by any governmental or quasi-governmental authority; (q) capital expenses that are incurred for labor saving devices or to effect other savings in the operation or maintenance of the Building or the Project, or any portion thereof (“Cost Saving Capital Improvements”); (r) capital expenses (including costs to replace or retrofit) that are incurred as a result of requirements under any Law (“Required Capital Improvements”); and (s) capital expenses that are in Landlord’s reasonable opinion necessary for operation, repair, maintenance and replacement of Building Systems, or the Project, or any portion thereof, in good condition and repair. All capital expenses shall be amortized (including interest at the Interest Rate on the unamortized cost) over the useful life of the capital item as Landlord shall reasonably determine and in accordance with GAAP (“Amortized Capital Expenses”). Landlord shall use its best efforts to minimize Operating Costs in a manner consistent with good business practices, and there shall be no duplication in charges to Tenant. All Operating Costs shall be based upon competitive charges for similar services and/or materials that are available in the general geographical area of the Building. Notwithstanding the foregoing, for purposes of this Lease, “Operating Costs” shall not include:

2.24.1 Amortized Capital Expenses in excess of [***] per rentable square foot of the Premises per year shall not be included on Operating Costs, provided, however (i) Amortized Capital Expenses for Required Capital Improvements, (ii) Amortized Capital Expenses for Cost Saving Capital Improvements to the extent that the Cost Saving Capital Improvements actually decrease Operating Costs or Tenant’s expenses, and (iii) amortization of the cost of resurfacing the parking lot, shall not be subject to the [***] per rentable square foot per year cap.

2.24.2 Costs (including permit, license and inspection costs) incurred in renovating or otherwise improving, decorating or redecorating rentable space for other tenants or vacant rentable space;

2.24.3 Utilities or services sold to Tenant or others for which Landlord is entitled to and actually receives reimbursement (other than through any operating cost reimbursement provision similar to the provisions set forth in this Lease);

2.24.4 Depreciation and amortization, except on materials, small tools and supplies purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation and amortization would otherwise have been included in the charge for such third party services, all as determined in accordance with sound real estate management principles;

2.24.5 Services or other benefits that are not available to Tenant, but which are provided to other tenants of the Building;

2.24.6 Overhead or any profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in or in connection with the Building to the extent the same exceeds the cost of such services that could be obtained from equally qualified third parties on a competitive basis or at market rates;

2.24.7 Except as otherwise specifically provided in this Section, interest on debt or amortization on any mortgages, other charges, costs and expenses payable under any mortgage, if any, and costs for financing and refinancing the Project;

2.24.8 Ground rents:

2.24.9 Compensation and employee benefits paid to clerks, attendants or other persons in any commercial concession operated by Landlord, except the Building parking facility;

2.24.10 Rentals and other related expenses incurred in leasing equipment, the cost of which would otherwise be excluded capital expenses hereunder, except equipment used (a) in providing janitorial or similar services and which is not affixed to the Building, or (b) in ease of emergency;

2.24.11 Electrical power for which Tenant directly contracts with and pays an electrical service company:

2.24.12 Marketing costs, including leasing commissions, attorneys’ fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building, including attorneys’ fees and other costs and expenditures incurred in connection with disputes with present or prospective tenants or other occupants of the Building unless related to the operation or maintenance of the Common Areas.

2.24.13 Costs covered by insurance, to the extent of the insurance proceeds actually received by Landlord;

2.24.14 Costs covered by warranties, to the extent of the amount actually paid under the warranty;

2.24.15 Any service provided directly to or paid directly by any tenant; and

2.24.16 Wages and benefits of any employee who does not devote substantially all of his or her employed time to the Building unless such wages and benefits are prorated to reflect time spent on operating and managing the Building vis-à-vis time spent on matters unrelated to operating and managing the Building; and

2.24.17 (1) costs attributable to original development, such as architectural and engineering fees and costs; (2) costs attributable to seeking and obtaining new tenants or lease extensions, such as advertising fees and brokerage commissions, or to enforcing leases against tenants in the Project, such as attorneys’ fees, court costs, adverse judgments and similar expenses; (3) reserves for bad debts or future expenditures which would be incurred subsequent to the then current accounting year; (4) any costs, fines, or penalties incurred due to violations caused by Landlord under any leases or any applicable Law, (5) costs of correcting defective conditions in the Project resulting from failure to comply with applicable building and construction codes in effect at the time such improvements were constructed; or (6) any amounts expended by Landlord to cure violations of applicable Environmental Laws that are not the responsibility of Tenant under this Lease.

2.25 Permitted Use. As set forth on the Lease Summary.

2.26 Permitted Transfer. The day-to-day sale and exchange of ownership interests in a publicly traded entity on a recognized, domestic, national securities exchange or over-the-counter in the ordinary course of business, or an assignment or subletting of all or a portion of the Premises to an Affiliate of Tenant, where (a) the transferee assumes, in full, the obligations of Tenant under this Lease pursuant to a written agreement reasonably approved by Landlord; (b) Tenant remains fully liable under this Lease; (c) the use of the Premises remains unchanged; (d) after such transaction is effected, the tangible net worth of the tenant hereunder is greater than [***], and the reported annual net earnings of the tenant hereunder is greater than [***]; (e) Landlord shall have received an executed copy of all documentation effecting such transfer on or before its effective date; and (f) the same is not a subterfuge by Tenant to avoid its obligations under this Lease.

2.27 Possession Date. The date on which Landlord tenders possession of the Premises to Tenant.

2.28 Project. The Property, the Building and any other improvements on the Property.

2.29 Project Operating Costs. Operating Costs, Taxes and Insurance.

2.30 Rent. Base Rent and Additional Rent.

2.31 Rentable Area.

2.31.1 Subject to the provisions of Section 3.3 below, the Rentable Area of the Premises will be deemed for all purposes to be as set forth on the Lease.

2.31.2 Except as provided expressly to the contrary herein, Landlord reserves the right to alter the Project, and in such event, the Rentable Area of the Project could be revised. If the Rentable Area of the Project changes, Tenant’s Proportionate Share of Project Operating Costs shall be modified accordingly.

2.32 Rules and Regulations. As set forth in Exhibit G.

2.33 State. The state in which the Project is located.

2.34 Taxes. All taxes, assessments, whether special or general, water and sewer charges, and other similar government charges levied on or attributable to the Building or Project or their operation, including, without limitation (a) real property taxes or assessments levied or assessed against the Building or Project; (b) assessments or charges levied or assessed against the Building or Project by any redevelopment agency, municipality or governmental or quasi-governmental agency, including but not limited to any assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies; (c) any tax, assessment, levy, license fee or charge measured by or based, in whole or in part, by Rent received from the leasing of the Premises, the Building, or the Project, or any portions thereof; (d) general or special, ad valorem or specific, excise, capital levy, or other tax, assessment, levy, or charge directly on the Rent received under this Lease or on the rent received under any other leases of space in the Building or Project; (e) any transfer, transaction, or similar tax, assessment, levy, or charge based directly or indirectly upon the transaction represented by this Lease or other leases in the Project; (f) any possessory interest, occupancy, use, per capita, or other tax, assessment, levy, or charge based directly or indirectly upon the use or occupancy of the Premises or other premises within the Building or the Project; (g) interest on installments as charged by the taxing authority; and (h) the reasonable costs and expenses of any contest or protest of Taxes prosecuted by Landlord, including, without limitation, any appraisal fees and attorneys’ fees. Taxes shall not include (i) any net income, franchise, capital stock, estate or inheritance taxes imposed by the State or Federal Government or their agencies, branches, or departments; and (ii) tax penalties, interest or late charges incurred as a result of Landlord’s failure to make timely payment of Taxes. Notwithstanding the foregoing, if at any time during the Term, the present method of taxation or assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on the Project shall be discontinued or reduced and as a substitute therefor, or in lieu of or in addition thereto, taxes, assessments, levies, impositions or charges shall be levied, assessed or imposed, wholly or partially, as a capital levy or otherwise (a “Substitute Tax”), then such Substitute Tax shall be included within the definition of Taxes. Tenant hereby waives, and assigns, transfers and conveys to Landlord, any and all rights to contest or protest any Taxes. Landlord shall pay assessments in installments over the longest period of time permitted by the taxing authority. It is also understood and agreed that Tenant is not liable to pay (a) any business activity, occupation, or gross receipts taxes of Landlord, nor any municipal, county, state, or federal estate, succession, inheritance, succession, transfer or other taxes assessed against Landlord or the Project; (b) bonds and/or assessments which have been levied for the purpose of funding the costs of construction for all or any portion of the Project or any capital improvements constructed therein or with respect thereto, or any offsite improvements constructed specifically for the Project.

2.35 Telecommunications Systems. All telecommunications systems including but not limited to voice, video, data, and any other telecommunications services provided over wire, fiber optic, microwave, wireless, satellite and any other transmission systems, for part or all of any telecommunications within the Building or from the Building to any other location.

2.36 Tenant Related Parties. Tenant, its Affiliates, agents, contractors, subcontractors, employees, invitees, subtenants, transferees, and any other party claiming by, through or under Tenant.

2.37 Tenant’s Cost Allocation. The sum of the following: (a) Tenant’s Proportionate Share of Operating Costs for the year in question; (b) Tenant’s Proportionate Share of Taxes for the year in question; and (e) Tenant’s Proportionate Share of Insurance for the year in question. If at any time during the Term Operating Costs, Taxes and/or Insurance are not based on a completed and fully assessed Project having at least [***] of the Rentable Area occupied, then Operating Costs, Taxes and/or Insurance shall be adjusted by Landlord in order reasonably to approximate the variable components of Operating Costs, Taxes and/or Insurance for such year or applicable portion thereof, employing sound accounting and management principles, that would have been payable if the Project were completed, fully assessed and at least [***] occupied.

2.38 Tenant’s Property. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment, and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, that can be removed without damage to the Building, and all furniture, furnishings, and other articles of movable personal property owned by Tenant and located in the Premises.

2.39 Tenant’s Proportionate Share. As set forth on the Lease Summary. Such share is a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which shall be the Rentable Area of the Building or the Project, as applicable, it being acknowledged and agreed that, notwithstanding anything to the contrary contained in this Lease, for purposes of determining Tenant’s Cost Allocation, Landlord may, in its sole discretion but in accordance with sound accounting and management practices consistently applied, calculate all or any portion of Operating Costs, Taxes and Insurance for the Building separately from the Project, in which event Tenant’s Proportionate Share shall be Tenant’s Proportionate Share of the Building with respect to such items. Tenant’s Proportionate Share is subject to recalculation in accordance with changes in the Rentable Area of the Premises, the Building or the Project.

2.40 Term. As set forth on the Lease Summary, as the same may be extended from time to time; however, the terms and provisions of this Lease shall be effective as of the date of the full execution and delivery of this Lease except for the provisions of this Lease relating to the payment of Rent.

2.41 Transfer. An assignment, mortgage, pledge, hypothecation, encumbrance, lien or other transfer of this Lease or any interest hereunder, a transfer by operation of law, a sublease of the Premises or any part thereof, or the use of the Premises by any party other than Tenant and its employees. “Transfer” shall also include (a) if Tenant is a partnership , limited liability company or any other non-corporate entity, the withdrawal or change, voluntary, involuntary or by operation of law, of forty-nine percent (49%) or more of the partners, members or owners, or transfer of forty-nine percent (49%) or more of partnership, membership or ownership interests, within a twelve (12) month period, or the dissolution of the partnership or company without immediate reconstitution thereof, (b) if Tenant is a corporation, the dissolution, merger, consolidation or other reorganization of Tenant, the sale or other transfer of more than an aggregate of forty-nine percent (49%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12) month period; and (c) the sale, mortgage, hypothecation or pledge of more than an aggregate of forty-nine percent (49%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

2.42 Transferee. Any person or entity to whom or which any Transfer is made.

ARTICLE 3

PREMISES AND DELIVERY OF POSSESSION

3.1 Delivery of Possession. Except as otherwise provided herein, Landlord shall deliver possession of Premises on or before the anticipated Possession Date, if any, set forth on the Lease Summary, which shall be upon full execution of this Lease (unless such space is occupied at the time of execution, in which case possession shall be delivered not later than November 1, 2011). If for any reason, Landlord is delayed in delivering possession of all or a portion of the Premises to Tenant, Landlord shall not be subject to any liability for such failure, and the validity of this Lease shall not be impaired, but the Commencement Date for the affected portion of the Premises shall be extended for the period of such delay.

3.2 Commencement Date. If the Commencement Date is not fixed on the Lease Summary, once the Commencement Date is fixed, within ten (10) days following request by Landlord, Tenant will execute and deliver to Landlord a certificate substantially in the form of Exhibit D attached hereto and made a part hereof, indicating thereon any exceptions thereto that may exist at that time. Failure of Tenant to execute and deliver such certificate within ten (10) days following its request by Landlord shall constitute binding and conclusive acceptance of the Premises and acknowledgment by Tenant that the statements included in Exhibit D, as prepared by Landlord, are true and correct.

3.3 Size of Premises. Tenant hereby acknowledges that the calculations of the Rentable Area set forth in the Lease Summary were subject to verification by Landlord and Tenant prior to execution of this Lease and that the same shall be the agreed upon basis of the calculation of Base Rent and Tenant’s Proportionate Share.

ARTICLE 4

RENT

Tenant agrees to pay to Landlord all Rent payable hereunder, without set-off or deduction, in lawful money of the United States of America Tenant shall pay the Rent as follows:

4.1 Base Rent. Tenant shall pay to Landlord the Base Rent without notice or demand, in installments due and payable in advance on the first (1st) day of each calendar month during the Term. Along with and in addition to each monthly Base Rent payment under the Lease, Tenant shall pay to Landlord any sales or privilege tax required under applicable Law. In the event of any fractional calendar month, Tenant shall pay for each day in such partial month a rental equal to 1/30 of the Base Rent. Concurrent with the execution of this Lease, Tenant will deliver to Landlord the first month’s Base Rent and Estimated Payment. Notwithstanding the foregoing, Landlord agrees to provide a credit to Tenant for the cost of Tenant’s test fit, which shall be applied to the first month’s rent in the amount of $[***] (total cost was $[***] and Landlord has already reimbursed Tenant in the amount of $[***]).

4.2 Tenant’s Cost Allocation. In addition to the Base Rent and all other payments due under this Lease, Tenant shall pay Tenant’s Cost Allocation, as follows:

4.2.1 Estimated Payments. Tenant shall pay Landlord’s reasonable estimate of Tenant’s Cost Allocation for each calendar year of the Term (the “Estimated Payment”) in advance, in monthly installments, commencing on the first (1st) day of the month following the month in which Landlord notifies Tenant of the amount it is to pay hereunder and continuing until the first (1st) day of the month following the month in which Landlord notifies Tenant of any revised Estimated Payment. Landlord shall estimate from time to time, but not more than twice per calendar year, the amount of Tenant’s Cost Allocation for each calendar year of the Term, make an adjustment to the Estimated Payment due for such calendar year and notify Tenant of the revised Estimated Payment in writing. Within ten (10) days after Tenant’s receipt of notice of such adjustment and the revised Estimated Payment, Tenant shall pay Landlord a fraction of such revised Estimated Payment for such calendar year (reduced by any amounts paid pursuant to the first sentence of this Section 4.2.1). Such fraction shall have as its numerator the number of months which have elapsed in such calendar year to the date of such payment, both months inclusive, and shall have twelve (12) as its denominator. All subsequent payments by Tenant for such calendar year shall be based upon such adjustment and the revised Estimated Payment. In the event of any fractional calendar month, Tenant shall pay for each day in such partial month a rental equal to 1/30 of the Estimated Payment. During the first full calendar year of the Term, Tenant’s Cost Allocation is estimated to be [***] per rentable square foot in the Premises.

4.2.2 Reconciliation. Within a reasonable period after the end of each calendar year, Landlord shall deliver to Tenant a statement (the “Statement”) setting forth Tenant’s Cost Allocation for such year. If Tenant’s Cost Allocation for such year exceeds the total of the Estimated Payment made by Tenant for each year, Tenant shall pay Landlord the amount of the deficiency within thirty (30) days of the receipt of the Statement and any amount payable by Tenant that would not otherwise be due until after the termination of this Lease, shall, if the exact amount is uncertain at the time that this Lease terminates, be paid by Tenant to Landlord upon such termination in an amount to be estimated by Landlord with an adjustment to be made once the exact amount is known. If the Estimated Payment made by Tenant exceeds Tenant’s Cost Allocation for such year, then Landlord shall credit against Tenant’s next ensuing Estimated Payment(s) an amount equal to the difference until the credit is exhausted. If a credit is due from Landlord after the Expiration Date, Landlord shall pay Tenant the amount of the credit within thirty (30) of such determination. The obligations of Tenant and Landlord to make payments required under this Section shall survive the expiration or termination of this Lease, and Landlord’s failure to deliver the Statement shall not be deemed a waiver of Landlord’s right to make the adjustments set forth herein.

4.2.3 Landlord’s Records. Landlord shall maintain records respecting Project Operating Costs and determine the same in accordance with sound accounting and management practices, consistently applied. Tenant or its representative (which may not be an accountant or other consultant compensated on a contingency basis) shall have the right to examine such records upon reasonable prior notice specifying which records Tenant desires to examine, during normal business hours at the place or places where such records are normally kept, by sending such notice no later than one hundred twenty (120) days following the furnishing of the Statement. Tenant may take exception to matters included in Project Operating Costs or Landlord’s computation of Tenant’s Proportionate Share by sending notice specifying such exception and the reasons therefor to Landlord no later than sixty (60) days after Landlord makes such records available for examination. If Tenant takes exception to any matter contained in the Statement as provided herein, Landlord shall refer the matter to an independent certified public accountant of Landlord’s choice, subject to Tenant’s reasonable approval, whose certification as to the proper amount shall be final and conclusive as between Landlord and Tenant. Tenant shall promptly pay the cost of such certification, including, without limitation, any reasonable attorneys’ fees incurred by Landlord in connection therewith, unless such certification determines that Tenant was overbilled by more than five percent (5%) in the aggregate for the applicable year, in which event Landlord shall pay the reasonable cost of such certification not to exceed [***]. Pending resolution of any such exceptions in the foregoing manner, Tenant shall continue paying Tenant’s Cost Allocation in the amounts determined by Landlord, subject to adjustment after any such exceptions are so resolved. Tenant acknowledges that any information gathered through an audit is strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial and legal consultants. The Statement shall be considered final, except as to matters to which exception is taken in the mariner and within the times specified herein.

4.2.4 Other Taxes Payable by Tenant. In addition to the Base Rent and any other charges to be paid by Tenant hereunder, Tenant shall, as an element of Rent, reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) that are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, where such taxes are upon, measured by, or reasonably attributable to (a) the cost or value of Tenant’s equipment, furniture, fixtures, and other personal property located at the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to such improvements is held by Tenant or Landlord; or (b) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises, including but not limited to any sales tax on the Rent paid hereunder. If it becomes unlawful for Tenant to reimburse Landlord for any taxes or other charges as required under this Lease, the Base Rent shall be revised to net Landlord the same net Rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful.

4.3 Place of Payment. All Rent shall be paid at the address Landlord may from time to time designate in writing and in no event shall Landlord’s acceptance of Rent from any party other than the Tenant named in the Lease Summary create a tenancy between Landlord and such party.

4.4 Interest and Late Charges. If Tenant fails to pay any Rent within five (5) days of when due, after giving effect to any applicable grace periods, the unpaid amounts shall bear interest at the Interest Rate. Tenant acknowledges that the late payment of any Rent will cause Landlord to incur costs and expenses not contemplated under this Lease, including, without limitation, administrative and collection costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Therefore, in addition to interest, if any such payment is not received by Landlord within five (5) days from when due, Tenant shall pay Landlord a late charge equal to [***] of such payment. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for loss resulting from Tenant’s nonpayment. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord’s other rights and remedies hereunder or at law and shall not be construed as liquidated damages for any default of Tenant or as limiting Landlord’s remedies in any manner. In addition, any cheek returned by the bank for any reason will be considered late and will be subject to all late charges, plus a [***] fee. After two (2) returned checks in any twelve (12) month period, Landlord will have the right to receive payment by a cashier’s check or money order. Nothing contained herein shall be construed as to compel Landlord to accept any payment of Rent in arrears or late charges should Landlord elect to apply its rights and remedies available under this Lease or at law or in equity in the event of a Default.

ARTICLE 5

SECURITY DEPOSIT

Upon Tenant’s execution of this Lease, Tenant shall deposit with Landlord the Security Deposit, as shown on the Lease Summary. The Security Deposit shall serve as security for the prompt, full, and faithful performance by Tenant of its obligations under this Lease. In the event that Tenant is in Default hereunder, or in the event that Tenant owes any amounts to Landlord upon the expiration of this Lease, Landlord may use or apply the whole or any part of the Security Deposit for the payment of Tenant’s obligations hereunder. The use or application of the Security Deposit or any portion thereof shall not prevent Landlord from exercising any other right or remedy provided hereunder or under any Law and shall not be construed as liquidated damages. In the event the Security Deposit is reduced by such use or application, Tenant shall deposit with Landlord, within ten (10) Business Days after notice, an amount sufficient to restore the full amount of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from Landlord’s general funds or pay interest on the Security Deposit, Provided Tenant has performed all of its obligations under this Lease, any remaining portion of the Security Deposit shall be returned to Tenant within thirty (30) days subsequent to the Expiration Date. If the Premises shall be expanded at any time, or if the Term shall be extended at any increased rate of Rent, the Security Deposit shall thereupon be proportionately increased (and the application of the same towards rent pursuant to item 13 of the Lease Summary shall adjust accordingly). No trust or fiduciary relationship is created herein between Landlord and Tenant with respect to the Security Deposit. If Landlord transfers the Premises during the Term of this Lease, Landlord shall pay the Security Deposit to Landlord’s successor-in-interest, in which event the transferring Landlord shall be released from all liability for the return of the Security Deposit. Tenant waives the provisions of all Laws now in force or that become in force after the date of execution of this Lease, that require return of any remaining Security Deposit within a specified period or limiting the costs, expenses or damages for which Landlord may use a security deposit, including any provisions of such Laws providing that Landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of Rent, to repair damage caused by Tenant, or to clean the Premises. Landlord and Tenant agree that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other foreseeable or unforeseeable loss or damage caused by the acts or omissions of Tenant or any Tenant Related Party.

ARTICLE 6

USE

6.1 Permitted Use. Tenant shall use the Premises solely for the Permitted Use as shown on the Lease Summary, and for no other purpose without Landlord’s consent (which consent may be withheld in Landlord’s sole discretion). Tenant shall comply with all recorded covenants, conditions, and restrictions, and the provisions of all ground or underlying leases, now or hereafter affecting the Project. Tenant shall not (a) do or permit anything to be done in or about the Premises that would in any way obstruct or interfere with the rights of other tenants or occupants of the Building or Project or violate any restrictions or exclusive uses set forth in any other tenants’ leases; (b) injure, annoy or interfere with the business of any other tenants or occupants of the Project or any of their invitees; (c) cause, maintain or permit any nuisance arising out of Tenant’s use or occupancy of the Premises; or (d) commit or suffer to be committed any waste in or upon the Premises, the Building or the Project.

6.2 Compliance with Law. Subject to the provisions of Section 9.1 below, Tenant has been provided an opportunity to inspect the Premises, the Building and the Project to a degree sufficient to determine whether or not the same, in their condition as of the date hereof, violate any applicable Law. Tenant further acknowledges and agrees that, except as may otherwise be specifically provided in this Lease, Landlord has made no representation or warranty as to whether the Premises, the Building or the Project conforms to the requirements of Law. Tenant shall be responsible for compliance of the Premises with applicable Law and shall bear all costs necessary to maintain the Premises in compliance with Law, including, without limitation, structural work, if any. Tenant shall also be responsible for the cost of any alterations to other portions of the Building or the Project necessitated by any Alterations or any change in use of the Premises. Tenant shall not use or occupy the Premises in violation of any Law or the certificate of occupancy issued for the Building or the Project and shall, upon notice from Landlord, immediately discontinue any use of the Premises that is declared by any governmental authority having jurisdiction to be a violation of Law or the certificate of occupancy. A judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant that Tenant has violated any such Laws in the use of the Premises shall be deemed to be a conclusive determination of that fact as between Landlord and Tenant. Should any obligation be imposed by Law, then Tenant agrees, at its sole cost and expense, to comply promptly with such obligations to the extent the same relate to the Premises or Tenant’s use of the Premises, the Building or the Project. Landlord, either at its sole cost and expense or as an Operating Cost if permitted under the terms of this Lease, shall make all repairs, replacements, alterations, or improvements to the Premises, the Common Areas, and the Project required to comply with applicable Laws; provided, however, Landlord shall not be obligated to make all repairs, replacements, alterations, or improvements to the Premises, the Common Areas, and the Project if such repairs, replacements, alterations, or improvements are either Tenant’s obligation under this Lease or are necessitated by any Alterations or any change in use of the Premises, in which event Tenant shall comply with applicable Laws at its sole cost and expense.

6.3 Effect on Landlord’s Insurance. Tenant shall not do or permit to be done anything that will invalidate or increase the cost of any property coverage, or other insurance policy covering the Building, the Project or any property located therein. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for such policy by reason of Tenant’s failure to comply with the provisions of this Section.

6.4 Use of Common Areas. Use of all Common Areas by any Tenant Related Parties shall at all times be subject to the Rules and Regulations and the exclusive control and management of Landlord.

ARTICLE 7

HAZARDOUS MATERIALS

7.1 Indemnity. Tenant shall indemnify, defend and hold harmless all Landlord Related Parties from and against all Claims directly or indirectly arising out of the existence, use generation, migration, storage, transportation, release, threatened release, or disposal of Hazardous Materials in, on, or under the Premises, the Building or the Project or in the groundwater under the Project and the migration or transportation of Hazardous Materials to or from the Premises, the Building or the Project or the groundwater underlying the Project, to the extent that any of the foregoing is caused by any Tenant Related Parties. This indemnity extends to the costs incurred by any Landlord Related Party to investigate, remediate, monitor, treat, repair, clean-up, dispose of, or remove such Hazardous Materials in order to comply with the Environmental Laws; provided that if Tenant is not otherwise in Default, Landlord shall give Tenant not less than thirty (30) days’ advance notice of Landlord’s intention to incur such costs.

7.2 Restriction on Hazardous Materials. Tenant and Tenant Related Parties may use, generate, manufacture, store, transport, release, threaten release, or dispose of Hazardous Materials in, on, or about the Premises, the Building or the Project or transport Hazardous Materials from the Premises, the Building or the Project in strict compliance with applicable Environmental Laws; provided, however, such use shall not constitute a nuisance, danger or health risk to or disrupt the business of any other occupant of the Building or the Project. Tenant shall promptly deliver notice to Landlord if Tenant obtains knowledge sufficient to infer that Hazardous Materials are located on the Premises, the Building or the Project that are not in compliance with applicable Environmental Laws or if any third party, including without limitation, any governmental agency, claims a significant disposal of Hazardous Materials occurred on the Premises, the Building or the Project or is being or has been released from the Premises, the Building or the Project. All Hazardous Materials and Medical Waste (hereinafter defined) shall be completely, properly and lawfully removed from the Premises, the Building and the Project upon expiration or earlier termination of this Lease.

7.3 Investigation of Contamination. Upon reasonable written request of Landlord, Tenant, through its appropriately qualified and licensed professional engineers, and at Tenant’s cost, shall thoroughly investigate suspected Hazardous Materials contamination of the Premises, the Building or the Project that Landlord reasonably determines would come within the scope of Tenant’s indemnification and hold harmless obligations as set forth above. Tenant, using duly licensed and insured contractors approved by Landlord, shall commence and diligently complete the removal, repair, clean-up, and detoxification of any Hazardous Materials from the Premises, the Building and the Project as may be required by applicable Environmental Laws that comes within the scope of Tenant’s indemnification and hold harmless obligations as set forth above. The provisions of this Article shall survive the expiration or earlier termination of this Lease. In the event of a incident, spill, leak and/or uncontrolled release of Hazardous Materials in the Premises or Project, Tenant agrees to notify the Landlord in writing within 24 hours of the occurrence, with a description to include: date, time, location, type of Hazardous Materials and steps taken by Tenant to mitigate (i) the incident, spill, leak and/or uncontrolled release of Hazardous Materials, and (ii) damage to Premises and the Project.

7.4 Disposal; MSDS; Inspections. If any applicable Environmental Law, Medical Waste Practices (hereinafter defined) or other ordinance or Landlord’s trash removal contractor requires that any substances be disposed of separately from ordinary trash, Tenant shall make arrangements, at Tenant’s expense, for such disposal directly with a qualified and licensed disposal company at a lawful disposal site and shall ensure that such disposal occurs frequently enough to prevent unnecessary storage of such substances on the Premises. At such times as Landlord may reasonably request, Tenant shall provide Landlord with a written list identifying any Hazardous Substances then used, stored or maintained upon the Premises, the use and approximate quantity of each such Hazardous Substance, a copy of any Material Safety Data Sheet (“MSDS”) issued by the manufacturer thereof, written information concerning the removal, transportation, and disposal of the same, and such other information as Landlord may reasonably require or as may be required by Environmental Laws. Landlord, at its option, and at Tenant’s expense, may cause an engineer selected by Landlord, to review (1) Tenant’s operations including, without limitation, materials used, generated, stored, disposed, and manufactured in Tenant’s business; and (2) Tenant’s compliance with terms of this Article. Tenant shall provide the engineer with such information reasonably requested by the engineer to complete the review. The first such review may occur prior to or shortly following the commencement of the Term of this Lease. Thereafter, such review shall not occur more frequently than once each year unless cause exists for some other review schedule. Tenant shall indemnify, defend and hold harmless all Landlord Related Parties from and against all Claims, directly or indirectly arising out of the existence, use generation, migration, storage, transportation, release, threatened release, or disposal of Hazardous Substances or Tenant’s breach of the any of the provisions of this Section. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

7.5 Medical Waste.

7.5.1 Definition. For purposes of this Lease, “Medical Waste” shall mean biomedical waste, including but not limited to, all human and animal pathological waste, human and animal blood and blood products, used or unused sharps (syringes, needles, scalpels, blades, lancets and broken medical instruments), soiled or blood soaked bandages, culture dishes and other glassware, discarded surgical gloves, discarded surgical instruments, cultures, stocks, swabs used to inoculate cultures and any similar type of waste.

7.5.2 Compliance with Laws and Medical Waste Practices. Tenant shall be permitted to generate and dispose from the Premises Medical Waste in accordance with the provisions of this Section; otherwise Tenant shall not cause or permit any Medical Waste to be brought, kept, generated, used in or about, released or disposed from the Premises, the Building or the Project by any Tenant Related Party. Tenant, at its sole cost and expense, covenants to conduct its business operations from the Premises strictly in accordance with all Laws and generally accepted health care industry standards and practices for medical facilities handling Medical Waste, and for Medical Waste generators, to the extent same presently exist or may exist in the future (collectively, “Medical Waste Practices”), including but not limited to (i) compliance with any and all Occupational Safety and Health Administration (“OSHA”) guidelines, rules and standards, (ii) ensuring that all waste products, including without limitation, any Medical Waste generated by Tenant or present within the Premises, the Building or the Project as a result of Tenant’s use of the Premises, are appropriately used, stored, handled, transported and/or disposed of, and (iii) taking commercially reasonable steps to minimize the amount of Medical Waste generated in strict accordance and with all applicable Laws and Medical Waste Practices, and further in accordance with the reasonable requests or requirements of Landlord.

7.5.3 Disposal of Medical Waste. Tenant hereby agrees, at Tenant’s sole expense, to dispose of its Medical Waste in compliance with all Laws relating to the disposal of Medical Waste and to dispose of the Medical Waste in a prudent and reasonable manner consistent with Medical Waste Practices. Tenant shall not place any Medical Waste in refuse containers emptied by Landlord’s janitorial staff or in the Building or the Project’s refuse containers. At Landlord’s option, in Landlord’s sole but reasonable discretion, Landlord shall have the right, upon sixty (60) days’ advance written notice to Tenant, at any time and from time to time, to elect to cause Tenant to use the services of a Medical Waste disposal services company designated by Landlord (“Medical Waste Services Provider”). If Landlord elects to designate a Medical Waste Services Provider, all costs charged by such Medical Waste Services Provider in providing such services shall be paid by Tenant.

7.5.4 Duty To Inform Landlord. Within ten (10) days following Landlord’s written request, Tenant shall provide Landlord with any information requested by Landlord concerning the existence, generation or disposal of Medical Waste at the Premises, including, but not limited to, the following information: (a) the name, address and telephone number of the person or entity employed by Tenant to dispose of its Medical Waste, including a copy of any contract with said person or entity, (b) a list of each type of Medical Waste generated by Tenant at the Premises and a description of how Tenant disposes of said Medical Waste, (c) a copy of any information regarding prudent Medical Waste Practices in Tenant’s possession relating to the disposal of the Medical Waste generated by Tenant, and (d) copies of any licenses or permits obtained by Tenant in order to generate or dispose of said Medical Waste. Tenant shall also immediately provide to Landlord (without demand by Landlord) a copy of any notice, correspondence, complaint, order, registration, application, permit, or license given to or received from any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, generation, release, exposure or disposal of any Medical Waste in or about the Premises or the Project.

7.5.5 Inspection; Compliance. Landlord and Landlord’s employees, agents, contractors and lenders shall have the right to enter the Premises at any time in the ease of an emergency, and otherwise at reasonable times and upon not less than 48 hours’ notice (except in the case of emergency), for the purpose of verifying compliance by Tenant with this Section 7.5. Landlord shall have the right to employ experts and/or consultants in connection with its examination of the Premises and with respect to the generation and disposal of Medical Waste on or from the Premises. The cost and expenses of one annual inspection shall be paid by Tenant to Landlord as additional rent; the cost of any more frequent inspections shall be paid by Landlord, unless it is determined that Tenant is not disposing of its Medical Waste in a manner required under this Section, in which case Tenant shall immediately reimburse Landlord for the cost of all such inspections.

7.5.6 Indemnity. Tenant shall indemnify, defend and hold harmless all Landlord Related Parties from and against all Claims, directly or indirectly arising out of the existence, use generation, migration, storage, transportation, release, threatened release, or disposal of Medical Waste or Tenant’s breach of the any of the provisions of this Section by Tenant Related Parties. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

7.6 Insurance. Upon Tenant’s commencement of construction of the Laboratory Space, Tenant will be required to maintain in full force and effect during the Term of this Lease, a policy or policies of environmental impairment liability insurance providing bodily injury, remediation, property damage and any other liability coverage arising out of or in connection with operations, on-site and/or off-site disposal(s), Hazardous Materials contamination or releases of any Hazardous Materials, Medical Waste or radioactive material(s) from or at the Premises to any environmental medium, including, but not limited to surface water or groundwater, surface soils or subsurface soils and air which affords coverage in the minimum amount of [***], with a per claim or occurrence deductible not to exceed [***]. Such environmental impairment insurance shall be comply with the requirements of Section 18.2 and 18.3, shall be maintained by Tenant at its sole cost and expense, and shall be primary and non-contributing coverage over any other valid and collectible insurance available to Landlord. Tenant shall provide notification to Landlord in the event of lapse or upon receipt of a notice terminating coverage, and shall furnish proof of such insurance at inception of this Lease and at each subsequent renewal thereof to Landlord. Tenant will cooperate with Landlord in pursuing any insurance proceeds due under any claim and shall insure that Landlord, its property manager and lenders, are named as a beneficiary and/or additional insured or otherwise explicitly covered by any such policy or policies of environmental impairment insurance.

7.7 No Hazardous Materials. Landlord hereby represents, warrants and covenants to Tenant that, to Landlord’s actual knowledge: (1) Landlords Related Parties have not used, generated, discharged, released or stored any Hazardous Materials in, on or under the Premises, Building or Project in violation of applicable Environmental Laws and has received no notice and has no actual knowledge of the presence in, on or under the Premises, Building or Project of any such Hazardous Materials in violation of applicable laws, (2) there are no, and Landlord, itself, will not place or knowingly permit to be placed, asbestos or asbestos-containing materials in or directly adjacent to the Premises. Except as otherwise set forth in this Lease, Landlord makes no representations or warranties about the use of Hazardous Materials by any current or prior tenant in the Project. Landlord shall indemnify, defend and hold harmless all Tenant Related Parties from and against all Claims directly or indirectly arising out a breach of the foregoing representation or warranty. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not be responsible for testing, monitoring, clean-up, handling, removing, abating, remediating, or treating (collectively “Remediation”) of any Hazardous Materials which are present prior to the delivery of the Premises to Tenant, or which were not brought onto, used, generated, manufactured, stored, transported, released, threatened to be released, or disposed of in, on, at or under the Premises, Common Areas or Project by Tenant Related Parties, and no costs incurred in connection with the Remediation of such Hazardous Materials shall be allocated to or payable by Tenant. Landlord hereby agrees to defend, indemnify, and hold harmless Tenant Related Parties from and against any and all Claims (including, without limitation, the costs of repairs and improvements to the Premises or Project necessary to conduct any Remediation of Hazardous Materials in, under, on or about the Premises or the Project) related to a violation of applicable Laws pertaining to Hazardous Materials which violations were caused by the gross negligence or willful misconduct of Landlord Related Parties, except to the extent (i) such Claims are related to a Non-Landlord-Related-Parties’ or Tenant Related Parties’ use, generation, manufacture, storage, transportation, release, threatened release or disposal of a Hazardous Material on the Premises or the Project, or (ii) such Claims exceed coverage under Landlord’s insurance policies. The Landlord indemnity set forth Section 17.1 shall not apply to matters covered under this Section 7.7. Nothing herein shall be deemed to waive Tenant’s or Landlord’s statutory obligations or liability concerning Hazardous Materials in, on, under, or about ..Project. The provisions of this Section shall survive the expiration or earlier termination of this Lease. Notwithstanding anything to the contrary contained herein, Landlord’s obligations under this Article 7 shall be subject to the restrictions and limitations contained in Article 17 of this Lease.

ARTICLE 8

SERVICES AND UTILITIES

8.1 Furnishing of Building Services. Provided that Tenant is not in Default beyond any applicable cure period, if any, Landlord agrees to furnish the Building Services as set forth on Exhibit F.

8.2 Interruption in Services. Landlord shall not be in default hereunder nor be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated, for any interruption of or diminution in the quality or quantity of Building Services, including, without limitation, when the same is occasioned, in whole or in part, by (a) repairs, replacements, or improvements; (b) by inability to secure or limitation, curtailment, or rationing of, or restrictions on, use of electricity, gas, water, or other form of energy serving the Premises, the Building or the Project; (c) by any accident or casualty; (d) by act or Default by Tenant or other parties; or (e) by Force Majeure. No failure, delay or diminution in Building Services shall ever be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease unless such interruption is material and caused by the gross negligence or willful misconduct of Landlord Related Parties and such interruption exceeds seventy-two (72) consecutive hours following Landlord’s receipt of written notice from Tenant, in which case Tenant, as its sole and exclusive remedy, shall receive abatement of Tenant’s Base Rent and Cost Allocation on an equitable basis to the extent that Tenant cannot use the Premises for its business operations and that said abatement is covered by rent loss insurance carried by Landlord. Furthermore, Landlord shall not be liable under any circumstances for loss of, or injury to, property or for injury to, or interference with, Tenant’s business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure, delay or diminution of any Building Services.

8.3 Extraordinary Demand. If Tenant uses heat generating machines or equipment in the Premises that affect the temperature otherwise maintained by the heating, ventilation and air-conditioning system, Landlord reserves the right to install supplementary air-conditioning units in the Premises; and the cost thereof, including, without limitation, the cost of installation, operation, and maintenance thereof, shall be paid by Tenant upon demand by Landlord.

8.4 Customary Quantities. Tenant shall not consume water or electric current in excess of that usually furnished or supplied for the use of the Premises as general office space (as determined by Landlord) without first procuring the consent of Landlord, and in the event of consent, Landlord may install a water meter or electrical meter in the Premises to measure the amount of water or electric current consumed. Tenant shall bear the cost of any such meter and of its installation, maintenance, and repair, and Tenant agrees to pay to Landlord promptly, upon demand, for all water and electric current consumed as shown by said meters at the rates charged for such services by the local public utility plus any additional reasonable expense incurred in keeping account of the water and electric current so consumed. If a separate meter is not installed, the excess cost for water and electric current shall be established by an estimate made by a utility company or electrical engineer hired by Landlord at Tenant’s expense. Tenant shall not connect any apparatus with electric current except through existing electrical outlets in the.

8.5 Separate Metering. Nothing in this Article shall restrict Landlord’s right to require at any time separate metering of utilities furnished to the Premises. In the event utilities are separately metered, Tenant shall be responsible for the maintenance and repair of any such meters at its sole cost and expense.

8.6 Safety and Security Devices, Services, and Programs. The parties acknowledge that safety and security devices, services, and programs provided by Landlord, if any, while intended to deter crime and ensure safety, may not in given instances prevent theft or other criminal acts or ensure safety of persons or property. The risk that any safety or security device, service, or program may not be effective, or may malfunction, or be circumvented by a criminal, is assumed by Tenant with respect to Tenant’s property and interests; and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such criminal acts and other losses. Tenant agrees to cooperate in any reasonable safety or security program developed by Landlord or required by Law.

8.7 Utility Deregulation. If permitted by applicable Law at any time in the future, Landlord shall have the right at any time and from time to time during the Term to either contract for electricity service from different companies providing electricity service (each such company shall hereinafter be referred to as an “Alternate Service Provider”), and the costs, charges or expenses reasonably incurred by Landlord to change such service shall be an Operating Cost hereunder. Tenant agrees to cooperate with Landlord and any Alternate Service Provider at all times and, as reasonably necessary, to provide reasonable access to any electric facilities within the Premises. The cost of electricity from an Alternative Service Provider shall not exceed the costs of electricity from other providers. Tenant may not elect to use any electricity service provider other than the one designated by Landlord for the Building without the prior consent of Landlord, which consent may be withheld in Landlord’s sole discretion.

8.8 Government Energy or Utility Controls. In the event of imposition of any government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities during the term both Landlord and Tenant shall be bound thereby, and the same shall not constitute a constructive eviction of Tenant. In the event of a difference in interpretation by Landlord and Tenant of any such controls, Landlord’s reasonable interpretation shall prevail, and Landlord shall have the right to enforce compliance therewith.

8.9 Telecommunications. Tenant and Tenant’s telecommunications companies, including but not limited to local exchange telecommunications companies and alternative access vendor services companies (“Telecommunications Companies”), shall have no right of access to or within the Project for the installation and operation of Tenant’s Telecommunications System without Landlord’s prior consent, which consent shall not be unreasonably withheld or delayed. All work with respect to Tenant’s Telecommunications System shall be subject to the terms of Article II of this Lease and such work shall be deemed to be an Alteration. Without in any way limiting Landlord’s right to withhold its consent to a proposed request for access, Landlord shall have the right to consider whether a Telecommunications Company is willing to pay reasonable monetary compensation for the use and occupation of the Building for the Telecommunications System.

ARTICLE 9

CONDITION OF THE PREMISES

9.1 Except as otherwise expressly provided in this Lease, Tenant acknowledges that Tenant is leasing the Premises on an “as is, where is” basis, and that Landlord shall deliver the Premises to Tenant, in accordance with the provisions of Article 3 of this Lease, in “as-is” and “where-is” condition; provided, however, that upon such delivery of possession to Tenant, the existing Building structural systems; roof systems; plumbing systems (including all existing connections and distribution of plumbing to existing internal appliances); window systems; window coverings; elevator systems; restrooms; base Building HVAC mechanical systems; base Building electrical systems; fire and life safety systems; and the floor and the ceiling grid and installed lighting shall all be free from latent and structural defects, in good and proper working order, and in full compliance with all Laws, including, without limitation, all building codes and ordinances governing the use and occupancy of office buildings where the Premises are located as of the time the same were installed or constructed. Subject to Landlord’s express obligations contained in this Lease, Tenant’s taking possession of the Premises shall be deemed conclusive evidence that, as of the date of taking possession, the Premises were in good order and satisfactory condition, and in full compliance with such requirements. Subject to the foregoing, Landlord shall have no obligation to perform any work in the Premises (including, without limitation, demolition of any improvements existing therein or construction no rights in of any tenant finish-work or other improvements therein). All additions, alterations or improvements to the Premises required or desired to be made by Tenant shall be completed by Tenant in accordance with and subject to the terms of Article 11 of this Lease and Exhibit E, and Exhibit E-1 attached hereto and made a part hereof. No promise of Landlord to alter, remodel, repair, or improve the Premises, the Building or the Project, and no representation, express or implied, respecting any matter or thing relating to the Premises, the Building, the Project or this Lease (including, without limitation, the condition thereof) have been made to Tenant by Landlord or its broker or sales agent, other than as may be expressly contained in this Lease. Promptly following the Possession Date, Tenant shall construct the Tenant Improvements in the Premises as described and defined in Exhibit E and Exhibit E-l.

9.2 In the event Tenant discovers any noncompliance with Landlord’s delivery conditions described above in Section 9.1, Tenant shall give Landlord written notice of such noncompliance within one hundred eighty (180) days following the date set forth in Section 1 of the Summary of Basic Lease Information and, if notice is timely received, Landlord shall promptly commence and thereafter diligently pursue the reasonable cure of such noncompliance. In the event Tenant discovers any noncompliance with Landlord’s delivery conditions described above in Section 9.1 above after the one hundred eighty (180) day period, except for the cost of curing latent structural defects (which shall be Landlord’s obligation to cure and shall not be limited to the time-period above), Landlord shall not be responsible to cure such noncompliance, which cure shall be the responsibility of Tenant at its sole cost and expense. All work required of Landlord pursuant to this Section 9.2 shall be diligently completed by Landlord at Landlord’s sole cost and expense, in a good and workmanlike manner, and in compliance with all applicable Laws. All repairs required under this Section 9.2 shall be commenced promptly following Landlord’s timely receipt of written notice, but in any event within thirty (30) days after Landlord’s receipt of written notice (except when the repairs require more than thirty (30) days for performance and Landlord commences the repairs within thirty (30) days and thereafter diligently pursues the repairs to completion). If the need for any such repairs (i) materially interferes with Tenant’s ability to obtain Permits for Tenant Improvements, as documented by Tenant in a written notice delivered to Landlord within one (1) Business Day following the occurrence of each such interference, (ii) prevents or delays a certificate of occupancy for the Premises from being obtained by Tenant, as documented by Tenant in a written notice delivered to Landlord within one (1) Business Day following the occurrence of each such prevention or delay, (iii) materially interferes with Tenant’s efforts to construct or complete Tenant Improvements, as documented by Tenant in a written notice delivered to Landlord within one (1) Business Day following the occurrence of each such interference, or (iv) otherwise materially interferes with Tenant’s preparation of the Premises for business or materially impacts Tenant’s ability to conduct business on the Premises, as documented by Tenant in a written notice delivered to Landlord within one (1) Business Day following the occurrence of each such interference or impact, then the Commencement Date for the portion of the Premises affected shall be extended by one (1) day for each day of delay following Landlord’s receipt of Tenant’s written notice as required hereunder caused by the need for such Landlord repairs.

ARTICLE 10

REPAIRS AND MAINTENANCE

10.1 Landlord’s Obligations. Landlord shall maintain in good order, condition, and repair the portions of the Building, the Project and the Premises that are not the obligation of Tenant or any other tenant in the Building. Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Building Systems serving, located in, or passing through the Premises or any other damage that Landlord is obligated to repair. Tenant hereby waives and relinquishes any right Tenant may have under any applicable Law now or hereafter in effect to make any repairs at Landlord’s expense. Landlord shall promptly replace the HVAC system exclusively serving the Premises as and when necessary, to maintain the average temperature of the occupied offices (excluding laboratories and server rooms) in the Premises between 68° to 74° Fahrenheit,

10.2 Tenant’s Obligations. Tenant, at Tenant’s sole expense, shall maintain, repair and replace (i) alterations or additions its makes to the Building Systems, roof and structure of the Building, and (ii) the Premises as needed to keep all interior, non-structural portions of the

Premises in good order, condition, and repair, including, without limitation, the following: (a) all plumbing, including but not limited to all plumbing fixtures, pipes, fittings, or other parts of the plumbing system that exclusively serve the Premises; (b) all fixtures, interior walls, floors, carpets, draperies, window coverings, and ceilings of the Premises; (c) all windows, doors, entrances, and plate glass; (d) all electrical wiring, facilities and equipment, including, without limitation, any light fixtures, lamps, bulbs, tubes, fans, vents, exhaust equipment, and systems that exclusively serve the Premises; (e) any mechanical systems exclusively serving the Premises, (f) any fire detection or extinguisher equipment that Landlord does not maintain, and (g) all janitorial services required for the Premises. Tenant shall be responsible for the maintenance and repair of such HVAC system throughout the Term.

10.3 Damage by Tenant. Except for ordinary wear and tear, Tenant shall promptly reimburse Landlord for any costs that Landlord may incur in making repairs and alterations in and to the Premises, the Building, Building Systems, the Project or facilities, systems or equipment of the Project (and in no event shall the provisions of Section 17.3 apply to such reimbursement obligation), where the need for such repairs or alterations is caused by any of the following: (a) Tenant’s use or occupancy of the Premises in a fashion that contravenes any provision of this Lease; (b) the installation, removal, use, or operation of Tenant’s Property; (c) the moving of Tenant’s Property into or out of the Building; or (d) any misuse, tortious act, omission, or negligence of any Tenant Related Parties.

10.4 Load and Equipment Limits. Tenant shall not without Landlord’s consent place a load upon the Premises that exceeds the load per square foot, that the structural portions of the Premises were designed to carry, as determined by Landlord or Landlord’s structural engineer. Upon demand Tenant shall pay the cost of any such determination for items other than the equipment, library, files, and furniture originally approved by Landlord or by Landlord’s structural engineer.

ARTICLE 11

ALTERATIONS AND ADDITIONS

11.1 Tenant’s Alterations. Tenant shall not make any additions, alterations, or improvements (the “Alterations”) to the Premises without the prior consent of Landlord. Consent shall be requested by Tenant at least [***] days prior to the commencement of any work and such request for consent shall include (A) Tenant’s proposed plans and specifications for the Alterations, (B) a detailed critical path construction schedule containing the major components of the Alterations and the time required for each, including the scheduled construction commencement date, milestone dates and the estimated completion date, (C) an itemized statement of estimated construction costs, including fees for permits and architectural and engineering fees, (D) evidence satisfactory to Landlord of Tenant’s ability to pay the cost of the Alterations, (E) the names and addresses of Tenant’s licensed and reputable contractors (and said contractors’ subcontractors) and materialmen to be engaged by Tenant for the Alterations (individually, a “Tenant Contractor,” and collectively, “Tenant’s Contractors”); however, Landlord may designate a list of approved contractors for any portions of the Alterations involving the Building’s structure or the Building Systems, from which Tenant must select its contractors for such portions of the Alterations (“Approved Contractors”), and (F) certificates of insurance, evidencing the insurance required under this Article 11. If Tenant desires to contract with a contractor who is not on

Landlord’s list of approved contractors, Tenant shall submit the name of the contractor to Landlord and Landlord shall have the right to approve the contractor, which approval shall not be unreasonably denied. Landlord’s consent to the Alterations (and Landlord’s approval of Tenant’s plans and specifications therefor) shall not be unreasonably withheld, conditioned or delayed and any changes or modifications to the Alterations or such plans or specifications thereafter shall require Landlord’s approval (which shall not be unreasonably withheld). Landlord’s review and approval of the plans and specifications for the Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all Laws. Landlord’s consent may be conditioned, among other things, on Tenant’s removing any such Alterations at the Expiration Date and restoring the Premises to the same condition as on the Possession Date, and, if requested by Tenant in writing at the time Tenant seeks Landlord’s consent for any Alteration, Landlord will specify which portion of the Alterations must be removed/restored at the Expiration Date. Notwithstanding the foregoing, Tenant shall have the right during the Term to make cosmetic Alterations as Tenant may reasonably deem desirable or necessary (the “Cosmetic Alterations”), without Landlord’s consent, provided that such Alterations (i) are not visible from outside of the Premises; (ii) do not affect the Building’s structure or any Building System; (iii) do not trigger any legal requirement which would require any alteration or improvements to the Building or Project; (iv) do not, in the aggregate, exceed $[***] (for Alterations other than floor and wall covering) in any twelve (12) month period; and (v) do not require any license, permit or approval under applicable Law and do not result in the voiding of Landlord’s insurance, the increasing of Landlord’s insurance risk or the disallowance of sprinkler credits. Tenant shall give Landlord at least ten (10) days prior written notice of such Cosmetic Alterations, which notice shall be accompanied by reasonably adequate evidence that such changes meet the foregoing criteria. Except as otherwise provided, the term “Alterations” shall include Cosmetic Alterations.

11.2 Construction Requirements. All Alterations shall be (a) performed under a valid permit when required, a copy of which shall be furnished to Landlord before commencement of construction, (b) performed in a good and workmanlike manner using only new, first class materials and Tenant shall obtain contractors’ warranties against defects in materials and workmanship; (c) performed in compliance with all applicable Laws, all applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters), the National Electrical Code, manufacturer’s specifications and Landlord’s construction rules and regulations attached hereto as Exhibit E-2 (the “Construction Rules”); (d) performed by Tenant’s Contractors that are approved by Landlord; (e) performed so as not to cause or create any jurisdictional or other labor disputes, including, without limitation, use of union labor if required by Landlord; (f) performed in such manner as not to obstruct access to the Project or the Common Areas or the conduct of business by Landlord or other tenants in the Project and coordinated with any other work in the Project by Landlord or its tenants in order to minimize interference with such work; and (g) diligently prosecuted to completion. Tenant agrees to (1) carry (or cause its general contractor to carry) “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of such Alterations, and (2) cause all of Tenant’s Contractors to agree, in their construction contracts with Tenant, to meet all of the insurance requirements applicable to Tenant pursuant to Article 18 (including providing the certificates of insurance required thereunder). Tenant shall pay to Landlord a percentage of the cost of the Alterations if Tenant contracts directly with Landlord for the construction of the Alterations. The percentage amount will be established by mutual agreement based on what is commercially reasonable for the amount of the Alterations for the Project, which is sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord’s supervision of or involvement with the Alterations. Landlord may require, at Landlord’s sole option, that Tenant provide to Landlord such security as reasonably determined by Landlord to protect Landlord against any liability in connection with the Alterations, including but not limited to a lien and completion bond naming Landlord as a co-obligee. Promptly after completion of any Alterations, Tenant shall deliver to Landlord “as-built” plans and specifications (including all working drawings) for the Alterations.

Landlord shall have the right to inspect the construction of the Alterations; however, Landlord’s failure to inspect any portion of the Alterations shall in no event constitute a waiver of any of Landlord’s rights under this Article 11, nor shall Landlord’s inspection of any portion of the Alterations constitute Landlord’s approval thereof If, as a result of Landlord’s inspection, Landlord disapproves of any portion of the construction of the Alterations, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. In the event Landlord disapproves of any matter that might adversely affect any Building System, the structure or exterior appearance of the Building or any other tenant, Landlord may take such action as Landlord deems necessary, at Tenant’s expense and without incurring any liability on Landlord’s part, to correct any such matter, including, without limitation, causing the cessation of the applicable work.

11.3 Lien Free Completion. Upon completion of the Alterations, Tenant shall furnish Landlord with full and final waivers of liens and contractors’ affidavits and statements, in such form as may be required by Landlord, Landlord’s title insurance company and any Mortgagee, from all parties performing labor or supplying materials or services in connection with the Alterations showing that all of said parties have been compensated in full. Additionally, if Tenant fails to make any payment relating to the Alterations, Landlord, at its option, may make such payment and Tenant shall reimburse Landlord for all costs incurred therefor within five (5) days of Landlord’s demand.

11.4 Notices and Liens. Tenant agrees not to suffer or permit any lien of any mechanic or materialman to be placed or filed against the Premises, the Building or the Project. In case any such lien shall be filed, Tenant shall satisfy and release such lien of record within thirty (30) days (or such shorter period as may be required by any Mortgagee) after the earlier to occur of (a) receipt of notice thereof from Landlord; or (b) Tenant’s actual knowledge or notice of such lien filing. If Tenant shall fail to have such lien satisfied and released of record as provided herein, Landlord may, on behalf of Tenant, without being responsible for making any investigation as to the validity of such lien and without limiting or affecting any other remedies Landlord may have, pay the same and Tenant shall reimburse Landlord on demand for such amount together with any other reasonable costs of Landlord, including, without limitation, reasonable attorneys’ fees. Notwithstanding the foregoing, Tenant shall have the right to contest any such lien claim diligently and in good faith, and during such contest shall not be obligated to pay such lien claim, provided that Tenant is not in breach of any of its obligations under this Lease and provided, Tenant, at its sole cost and expense, bonds the lien, or transfers the lien from the Property to a bond, thereby freeing the Property from any claim of lien. Notwithstanding any such contest or title insurance, Tenant shall pay any such claim in full within ten (10) days following the entry of an unstayed judgment or order of sale. All materialmen, contractors, artisans, mechanics, laborers and any other person now or thereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to Premises or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished to or to be furnished to Tenant upon credit and that no mechanic’s lien or any other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or effect the state or interest of Landlord in and to the Premises or the Project, or any portion thereof. Before the actual commencement of any work for which a claim or lien may be filed, Tenant shall give Landlord notice of the intended commencement date a sufficient time before that date to enable Landlord to post notices of nonresponsibility or any other notices that Landlord deems necessary for the protection of Landlord’s interest in the Premises, Building or the Project, and Landlord shall have the right to enter the Premises and post such notices at any reasonable time.

ARTICLE 12

CERTAIN RIGHTS RESERVED BY LANDLORD

Landlord reserves the following rights, exercisable without liability to Tenant except as otherwise specifically provided herein, for (a) damage or injury to property, person, or business; (b) causing an actual or constructive eviction from the Premises; or (c) disturbing Tenant’s use, possession, or beneficial and quiet enjoyment of the Premises:

12.1 Name. To change the name or street address of the Building or the Project.

12.2 Signage. To install and maintain signs on the exterior and interior of the Building and the Project.

12.3 Keys. To have passkeys to the Premises and all doors within the Premises, excluding Tenant’s vaults, safes and restricted areas.

12.4 Inspection and Entry. Landlord may enter the Premises on reasonable prior notice to Tenant not less than 48 hours (except in the event of an emergency, in which case no notice shall be required) (a) to inspect the Premises; (b) to show the Premises to any prospective purchaser or Mortgagee of the Project, or to others having an interest in the Project or Landlord; (c) during the existence of a Default; (d) during the last nine (9) months of the Term, to show the Premises to prospective tenants, provided Tenant has not exercised any available Renewal Option hereunder; (e) to make inspections, repairs, alterations, additions, or improvements to the Premises or the Building (including, without limitation, checking, calibrating, adjusting, or balancing controls and other parts of the heating, ventilation and air-conditioning system); and (f) to take all steps as may be necessary or desirable for the safety, protection, maintenance, or preservation of the Premises or the Building or Landlord’s interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with Laws. If Landlord makes repairs, alterations, additions or improvements to the Premises, Landlord shall keep the Premises materially free from accumulation of waste materials and rubbish.

12.5 Renovations. Landlord may during the Term renovate, improve, alter, or modify (collectively, the “Renovations”) the Building, the Premises, or the Project, including without limitation, Common Areas, Building Systems, roof, and structural portions of the Building. Renovations may include, without limitation, (a) modifying the Common Areas and tenant spaces to comply with applicable Laws, including, without limitation, regulations relating to the physically disabled, seismic conditions, and building safety and security; and (b) installing new carpeting, lighting, and wall coverings in the Common Areas. In connection with such Renovations, Landlord (i) may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Building or Project, including, without limitation, portions of the Common Areas, or perform work in the Building that may create noise, dust or leave debris, and (ii) shall use reasonable efforts to minimize the adverse impact upon Tenant’s use and enjoyment of the Premises. Tenant hereby agrees that such Renovations and Landlord’s actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury• to or interference with Tenant’s business arising from the Renovations, nor shall Tenant, except as otherwise specifically provided herein, be entitled to any compensation or damages from Landlord for inconvenience, annoyance or loss of the use of any part of the Premises or of Tenant’s Property resulting from the Renovations.

12.6 Common Areas. Landlord shall have the right to eliminate or change the size, location and arrangement of the Common Areas so long as Tenant’s entrance and Parking rights are not materially altered or impaired; to enter into, modify and terminate easements and other agreements pertaining to the use and maintenance of the Common Areas; to temporarily close all or any portion of the Common Areas as may be necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; to close temporarily any or all portions of the Common Areas; and to do and perform such other acts in and to the Common Areas as Landlord shall determine to be advisable for the convenience and use thereof by owners, occupants, tenants and invitees of the Building.

12.7 Minimize Interference. In the exercise of the rights set forth in this Article 12, Landlord shall (except in an emergency) take reasonable steps to minimize any interference with Tenant’s business.

ARTICLE 13

RULES AND REGULATIONS

Tenant shall comply with (and cause all Tenant Related Parties to comply with) the Rules and Regulations. Landlord shall not be responsible for any violation of the Rules and Regulations by other tenants or occupants of the Building or Project. All Rules and Regulations, whether now existing or hereafter adopted by Landlord, shall be non-discriminatory in nature. Any Rules and Regulations shall be uniformly applied and not in conflict with this Lease. The terms of this Lease will control in the event of a conflict with any such Rules and Regulations.

ARTICLE 14

TRANSFERS

Except as provided in this Article, Tenant shall not, without the prior consent of Landlord, make any Transfer.

14.1 Notice. Tenant shall notify Landlord of any proposed Transfer (a “Transfer Notice”). The date of the proposed Transfer must be not less than forty-five (45) days or more than one hundred eighty (180) days after the date of the Transfer Notice. The Transfer Notice shall include (a) the proposed effective date of the Transfer; (b) a description of the portion of the Premises to be transferred (the “Subject Space”); (c) all of the terms of the proposed Transfer and the consideration therefor, including, without limitation, a calculation of the Transfer Premium (as defined below); (d) the name and address of the Transferee; (e) current financial statements of the Transferee certified by an officer, partner or owner thereof; (f) any other information that will enable Landlord to determine the financial responsibility, character, and reputation of the Transferee and the nature of such Transferee’s business; and (g) the proposed use of the Subject Space. Landlord shall respond to any properly delivered Transfer Notice within thirty (30) days.

14.2 Fees. Whether or not Landlord shall grant consent, Tenant shall pay Landlord, concurrently with any request for consent a $ 1,000 administrative review and processing fee, and Tenant shall reimburse Landlord, within thirty (30) days after written request by Landlord for any reasonable legal fees incurred by Landlord in connection with any request for consent.

14.3 Consent. Landlord’s consent shall not be required for any Permitted Transfer. Landlord shall not unreasonably withhold, condition or delay its consent to any other proposed Transfer. It shall be reasonable under this Lease and under any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

14.3.1 The Transferee is of a character or reputation or engaged in a business that is not consistent with the quality of the Building.

14.3.2 The Transferee intends to use the Subject Space for purposes that are not permitted under this Lease.

14.3.3 The Transferee is either a governmental agency or instrumentality thereof.

14.3.4 The Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space.

14.3.5 The Transferee is not a party of acceptable financial worth or financial stability in light of the responsibilities involved under the Lease on the date consent is requested, as determined by Landlord.

14.3.6 The Transfer would cause a violation of another lease or any agreement to which Landlord is a party, or would give an occupant of the Building a right to cancel its lease.

14.3.7 Either the Transferee or an Affiliate of the Transferee (a) occupies space in the Building at the time of the request for consent; (b) is negotiating with Landlord to lease space in the Building at such time; or (c) has negotiated with Landlord during the twelve (12) month period immediately preceding the Transfer Notice to lease space in the Building.

14.4 Intentionally Deleted.

14.5 Transfer Premium. If Landlord consents to a Transfer, Tenant shall pay to Landlord [***] of any Transfer Premium received by Tenant. “Transfer Premium” shall mean (a) all rent, additional rent or other consideration payable by such Transferee in excess of the Rent payable by Tenant under this Lease on a per rentable square foot basis; (b) all key money and bonus money paid by Transferee; and (c) any payment in excess of fair market value for services rendered by Tenant to Transferee. The “Transfer Premium” shall (i) be reduced by all out-of-pocket expenses incurred by Tenant in connection with the Transfer, such as construction of improvements, free rent, customary brokerage commissions and reasonable attorneys’ fees; and (ii) shall not include any compensation for the fair market value of Tenant’s Property nor reasonable compensation for the sale of Tenant’s business that is not attributable to the value of Tenant’s leasehold interest hereunder. Tenant shall pay the Transfer Premium to Landlord within thirty (30) days following receipt by Tenant. Tenant shall furnish upon Landlord’s request a complete statement, certified by Tenant (which certification shall be executed on behalf of Tenant by its chief financial officer) as accurate, setting forth in detail the computation of any Transfer Premium. Within one (1) year following the date of the Transfer, Landlord shall have the right upon reasonable notice and at reasonable times at Tenant’s office in Colorado, to audit (which may not be an accountant or other consultant compensated on a contingency basis) the books, records and papers of Tenant relating to any Transfer as necessary to confirm the calculation of the Transfer Premium. If the Transfer Premium shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency, together with interest thereon at the Interest Rate. If the Transfer Premium has been understated by more than [***], Tenant shall pay the costs incurred by Landlord for the audit in an amount not to exceed [***].

14.6 Intentionally Deleted.

14.7 Effect of Transfer. If Landlord consents to a Transfer, (a) no terms or conditions of this Lease shall be deemed to have been waived or modified; (b) such consent shall not be deemed consent to any further Transfer; (c) no Transfer shall be valid, and no Transferee shall take possession of the Premises, until an executed counterpart of all documentation pertaining to the Transfer has been delivered to Landlord; and (d) no Transfer shall relieve Tenant or any Guarantor from primary liability under this Lease. The acceptance of Rent by Landlord from any party shall not be deemed to be a waiver of Landlord of any provision hereof. In the event of Default by a Transferee in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee. Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease by Transferees without notifying Tenant, and without obtaining its consent thereto, and any such actions shall not relieve Tenant of liability under this Lease and Tenant hereby consents to all or any of the foregoing. Any Transfer for which Landlord’s consent is required but not obtained pursuant hereto shall constitute a Default under this Lease and shall be void and, if such Transfer results in the insolvency of Tenant and/or Tenant is unable to pay its debts (including the Rent due hereunder) as such debts become due, then the obligations of Tenant under this Lease shall be personal liabilities of the owners of the ownership interests in Tenant and Landlord shall have the right to look to such owners for the performance of all of the Tenant obligations under this Lease as if such owners had personally guaranteed this Lease.

14.8 Tenant Remedy for Landlord Refusal to Consent. Notwithstanding any provision of this Lease or any applicable Laws to the contrary, Landlord and Tenant hereby expressly agree that if a court of competent jurisdiction determines that Landlord unreasonably withheld consent to a proposed Transfer, then Tenant’s sole and exclusive remedies for such breach by Landlord shall be limited to (i) termination of this Lease as of the date of such court determination, or (ii) specific performance. Tenant hereby expressly waives the right to recover monetary damages of any kind whatsoever and attorney’s fees incurred on account of any such breach.

ARTICLE 15

DESTRUCTION OR DAMAGE

15.1 Landlord Termination Rights. If the Premises or the portion of the Building or the Project necessary for Tenant’s occupancy is damaged by fire, earthquake, terrorism, act of war, act of God, the elements or other casualty, then Landlord may terminate this Lease upon notice given to Tenant within sixty (60) days after the date of such casualty, effective as of the date of the casualty if (a) in Landlord’s opinion, repairs necessary for Tenant’s occupancy cannot be completed within ninety (90) days; (b) any other portion of the Building or the Project is damaged to the extent that, in Landlord’s opinion, repair thereof cannot be completed within ninety (90) days; (c) the Premises or the portion of the Building or the Project necessary for Tenant’s occupancy is damaged during the final twelve (12) months of the Term, unless Tenant shall exercise its next available renewal option (if any) within ten (10) days following receipt of Landlord’s termination notice, or unless both parties agree on an extension of this Lease within such ten (10) day period; (d) the insurance proceeds available to Landlord are not sufficient to complete repair or restoration; (e) Landlord’s lender does not elect to make insurance proceeds available to Landlord for repair and restoration; or (f) Tenant has vacated the Premises or is in Default under this Lease.

15.2 Repairs. If this Lease is not terminated as provided above, it shall continue in full force and effect, and Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment, and subject to all other terms of this Article, restore the base, shell, and core of the Premises, the Common Areas and the portions of the Project serving the Premises. Such restoration shall be to substantially the same condition of such items as prior to the casually, except for modifications (a) required by Law; (b) required by the holder of a mortgage on the Building, or the lessor of a ground or underlying lease with respect to the Property; or (c) to the Common Areas reasonably deemed desirable by Landlord, and which are consistent with the character of the Project. No such modifications shall materially impair access to the Premises and any Common Areas serving the Premises. Tenant shall be responsible, at its sole cost and expense, for the repair, restoration, and replacement of any leasehold improvements installed by Tenant (unless Landlord has elected to insure the same, in which case such repair shall be Landlord’s responsibility to the extent Landlord receives proceeds from such insurance for such repair) and Tenant’s Property. Landlord shall not be liable for any loss of business, inconvenience, or annoyance arising from any casualty or any repair or restoration of any portion of the Premises, the Building, or the Project as a result of any damage from any casualty. Following Landlord’s repair of the Premises, Tenant shall repair and restore any improvements installed by Tenant to substantially the same condition as prior to the casualty, except for modifications required by Law. All work by Tenant shall be subject to the terms and conditions of Article 11.

15.3 Tenant’s Termination Rights. If Landlord does not elect to terminate this Lease pursuant to Landlord’s termination right as provided above, and the repairs cannot be completed within three hundred sixty five (365) days after being commenced (the “Repair Period”) as determined by an architect or contractor designated by Landlord, Tenant may elect, no earlier than [***] days after the date of the casualty and not later than [***] days after the date of such casualty, to terminate this Lease by notice to Landlord, effective as of the date specified in the notice, which date shall not be less than [***] days nor more than [***] days after such notice. In addition, in the event that the Premises or the Building is destroyed or damaged to any substantial extent during the last twelve (12) months of the Term, then Tenant shall have the option to terminate this Lease by giving notice to Landlord within [***] days after such casualty, in which event this Lease shall cease and terminate as of the date of such notice. Tenant shall also have the right to terminate this Lease if Landlord does not complete repairs within the Repair Period by [***] days’ notice to Landlord after the expiration of the Repair Period; provided however, if Landlord completes repair within such [***] day period, such termination shall be nullified and this Lease shall continue in full force and effect.

15.4 Apportionment of Rent. Upon any termination of this Lease pursuant to this Article, Tenant shall pay the Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease that by their terms survive the expiration or earlier termination of this Lease.

15.5 Abatement. The Rent shall abate on an equitable basis to the extent Tenant’s use of the Premises is impaired, commencing with the date of the casualty and continuing until completion of the repairs required of Landlord; provided that if the damage is due to the negligence or willful misconduct of any Tenant Related Party, Rent shall only abate to the extent the same is covered by rent loss insurance, if any, carried by Landlord.

15.6 Express Agreement. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, the Building, or the Project by fire or other casualty; and any present or future Law that purports to govern the rights of Landlord and Tenant in such circumstances in the absence of express agreement is hereby waived by the parties and shall have no application.

ARTICLE 16

EMINENT DOMAIN

16.1 Entire Premises. If the whole of the Building or the Premises is lawfully taken by condemnation or in any other manner for any public or quasi-public purpose, this Lease shall terminate as of the earlier of the date of the date title vests or the date possession is given, and Rent shall be prorated to such date.

16.2 Partial Condemnation. If less than the whole of the Building or the Premises is so taken, this Lease shall be unaffected by such taking, except that (a) Tenant shall have the right to terminate this Lease by notice to Landlord given within [***] days after the date of such taking if [***] or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business; and (b) Landlord shall have the right to terminate this Lease by notice to Tenant given within [***] days after the date of such taking. If either Landlord or Tenant so elects to terminate this Lease, this Lease shall terminate on the [***] day after either such notice. Rent shall be prorated to the date of such termination. If this Lease continues in force upon such partial taking, the Base Rent and Tenant’s Proportionate Share shall be equitably adjusted according to the remaining Rentable Area of the Premises and the Project.

16.3 Proceeds of Award. In the event of any taking, partial or whole, all of the proceeds of any award, judgment, or settlement payable by the condemning authority shall be the exclusive property of Landlord, whether awarded as compensation for the damages to Landlord’s or Tenant’s interest in the Premises and whether or not awarded as compensation for diminution in value of the leasehold or to the fee of the Premises, and Tenant hereby assigns to Landlord all of its right, title, and interest in any award, judgment, or settlement from the condemning authority. Tenant, however, shall have the right, to the extent that Landlord’s award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant’s Property.

16.4 Repairs. In the event of a partial taking of the Premises that does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking. Tenant shall be responsible at its sole cost and expense for the repair, restoration, and replacement of Tenant’s Property.

ARTICLE 17

INDEMNIFICATION, WAIVER, RELEASE AND LIMITATION OF LIABILITY

17.1 Indemnity. Except for any injury or damage to persons to the extent caused by or resulting from the gross negligence or willful misconduct of Landlord Related Parties, no Landlord Related Parties shall be liable for, and Tenant will and does hereby indemnify, defend and hold harmless the Landlord Related Parties against and from all Claims that may be imposed upon, incurred by, or asserted against Landlord or any of the Landlord Related Parties and arising, directly or indirectly, out of or in connection with Tenant’s use, occupancy or maintenance of the Premises, the Building or the Project, including, without limitation, any of the following: (a) any work or thing done in, on or about the Premises, the Building or the Project or any part thereof by any Tenant Related Party; (b) any injury or damage to any person or property caused by a Tenant Related Party; (c) any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease; and (d) any negligent or otherwise tortious act or omission of any Tenant Related Party. In no event, and notwithstanding anything to the contrary contained in this Lease, shall Tenant be liable for indirect, consequential, or punitive damages, including, without limitation, any damages based on lost profit or rents.

Except for any injury or damage to persons or property to the extent caused by or resulting from the negligence or willful misconduct of Tenant Related Parties, no Tenant Related Parties shall be liable for, and Landlord will and does hereby indemnify, defend and hold harmless the Tenant Related Parties against and from all Claims that may be imposed upon, incurred by, or asserted against any of the Tenant Related Parties and arising, directly or indirectly, out of or in connection with Landlord’s use, occupancy or maintenance of the Premises, the Building or the Project, including, without limitation, any of the following: (a) any work or thing done in, on or about the Premises, the Building or the Project or any part thereof by any Landlord Related Party; (b) any injury or damage to any person caused by a Landlord Related Party; (c) any failure on the part of Landlord to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease; and (d) any negligent or otherwise tortious act or omission of any Landlord Related Party. In no event, and notwithstanding anything to the contrary contained in this Lease, shall Landlord be liable for indirect, consequential, or punitive damages, including, without limitation, any damages based on business interruption, lost profits or loss of or damage to any of Tenant’s Property.

17.2 Assumption of Risk. Tenant, to the fullest extent permitted by law and as a material part of the consideration to Landlord for this Lease, hereby waives and releases all Claims against any Landlord Related Parties with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease. Tenant agrees that, unless expressly provided herein, no Landlord Related Parties will be liable for any loss, injury, death, or damage to persons, property, or Tenant’s business resulting from any of the following, regardless of whether the same is due to the active or passive negligence of any Landlord Related Party: (a) theft; (b) Force Majeure, order of governmental body or authority, fire, explosion or falling objects; (c) any accident or occurrence in the Premises or any other portion of the Building or the Project caused by the Premises or any other portion of the Building or the Project being or becoming out of repair or by the obstruction, breakage or defect in or failure of equipment, pipes, sprinklers, wiring, plumbing, heating, ventilation and air-conditioning or lighting fixtures of the Building or the Project or by broken glass or by the backing up of drains, or by gas, water, steam, electricity or oil leaking, escaping or flowing into or out of the Premises; (d) construction, repair or alteration of any other premises in the Building or the Premises, unless due solely to the gross negligence or willful misconduct of Landlord; (e) business interruption or loss of use of the Premises; (f) any diminution or shutting off of light, air or view by any structure erected on the Land or any land adjacent to the Project, even if Landlord is the adjacent land owner; (g) mold or indoor air quality; (h) any acts or omissions of any other tenant, occupant or visitor of the Building or the Project; or (i) any cause beyond Landlord’s control. In no event, and notwithstanding anything to the contrary contained in this Lease, shall Landlord be liable for indirect, consequential, or punitive damages, including, without limitation, any damages based on business interruption, lost profits or loss of or damage to any of Tenant’s Property. None of the foregoing shall be considered a constructive eviction of Tenant, nor shall the same entitle Tenant to an abatement of Rent.

17.3 Waiver of Subrogation. Anything in this Lease to the contrary notwithstanding (other than as provided in Section 10.3 above), Landlord and Tenant each hereby waives any and all rights of recovery, claim, action or cause of action against the other for any loss or damage to any property of Landlord or Tenant, arising from any cause that (a) would be insured against under the terms of any property insurance required to be carried hereunder; or (b) is insured against under the terms of any property insurance actually carried, regardless of whether the same is required hereunder. The foregoing waiver shall apply regardless of the cause or origin of such claim, including but not limited to the negligence of a party, or such party’s agents, officers, employees or contractors. The foregoing waiver shall not apply if it would have the effect, but only to the extent of such effect, of invalidating any insurance coverage of Landlord or Tenant. The foregoing waiver shall also apply to any deductible, as if the same were a part of the insurance recovery.

17.4 Limitation of Landlord Liability. Neither Landlord nor any Landlord Related Party shall have any personal liability with respect to any of the provisions of the Lease, or the Premises. If Landlord is in breach or default with respect to Landlord’s obligations under the Lease, Tenant shall look solely to recovery from Landlord’s (i) insurance for the satisfaction of Tenant’s remedies or judgments for matters covered in any manner by Landlord’s insurance and shall not seek recovery from Landlord’s assets or equity interest in the Project, and (ii) assets and equity interest in the Project for the satisfaction of Tenant’s remedies or judgment for matters not covered in any manner by Landlord’s insurance. No real, personal, or mixed property of any Landlord Related Parties, wherever situated, shall be subject to levy to satisfy such judgment. Upon any Transfer of Landlord’s interest in this Lease or in the Project, the transferring Landlord shall have no liability or obligation for matters arising under this Lease from and after the date of such Transfer.

ARTICLE 18

TENANT’S INSURANCE

18.1 Required Coverage. Tenant shall maintain the following coverages in the following amounts.

18.1.1 Commercial General Liability Insurance (or its equivalent) covering the insured against claims of bodily injury and property damage, including personal injury, advertising injury and products completed operations arising out of Tenant’s operations, assumed liabilities or use of the Premises, for limits of liability not less than [***] combined single limit per occurrence and [***] combined single limit annual aggregate.

18.1.2 Property Insurance covering (a) Tenant’s Property, and (b) any improvements and Alterations made by Tenant or at Tenant’s request. Such insurance shall be written on a “Causes of Loss – Special Form” basis (or its equivalent), for the full replacement cost (as shall be approved by Landlord) without deduction for depreciation, and shall include coverage for vandalism, malicious mischief and sprinkler leakage. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein the proceeds under (a) shall be paid to Tenant and the proceeds under (b) in excess of Tenant’s unamortized cost associated therewith shall be paid to Landlord. Notwithstanding the foregoing, Landlord shall have the option at any time, upon three (3) months’ notice to Tenant, to procure property insurance covering leasehold improvements on all the premises throughout the Building, and Tenant shall thereafter pay Tenant’s Proportionate Share of the premium of such policy as an element of Project Operating Costs.

18.1.3 Business Income and Extra Expense insurance (or its equivalent) in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils, for a period of not less than twelve (12) months.

18.1.4 Statutory worker’s compensation, together with employers liability coverage at limits of:

$1,000,000 Each Accident

$1,000,000 Each Employee by Disease

$1,000,000 Policy Limit by Disease

Landlord agrees to carry during the Term (i) commercial general liability insurance with a combined single limit of not less than Five Million Dollars ($5,000,000) per occurrence, insuring against any and all liability of Landlord with respect to the ownership, operation and/or use of the Project, (ii) rental loss insurance for a period of twelve (12) months in an amount sufficient such that the insurer would not deem Borrower a co-insurer under the policy, and (iii) property insurance for the Building and Project as required by Landlord’s lenders. Landlord shall, upon request, furnish Tenant a certificate of such Landlord’s insurance policies.

18.2 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. All liability insurance shall (a) name Landlord, Landlord’s asset manager, Landlord’s property management agent, the Advisor, and at Landlord’s request, any Mortgagee, each as an additional insured, as their respective interests may appear; (b) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant’s indemnity obligations under this Lease; (c) be issued by an insurance company having a rating of not less than A - IX in Best’s Insurance Guide or that is otherwise acceptable to Landlord and licensed to do business in the State; (d) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord shall be excess and non-contributing with any insurance requirement of Tenant; (e) provide that said insurance shall not be canceled, expire or coverage reduced unless thirty (30) days’ prior notice shall have been given to Landlord; and (f) if Tenant has a tangible net worth of less than [***], have a deductible not greater than [***].

18.3 Evidence of Insurance. Tenant shall deliver certificates insurance reasonably satisfactory to Landlord, evidencing the existence and amount of each insurance policy required hereunder on or before the Possession Date and at least [***] days before the expiration dates of the applicable policies. Landlord may, at any time and from time to time, request and inspect a copy any insurance policies (authenticated by the insurer) that this Lease requires Tenant to maintain, which policies shall be delivered to Landlord within [***] Business Days following Landlord’s written request. Tenant agrees that, if Tenant does not obtain and maintain such insurance, Landlord may (but shall not be required to) after [***] Business Days’ notice to Tenant during which time Tenant does not supply Landlord evidence of the required insurance, procure said insurance on Tenant’s behalf and charge Tenant the premiums therefor, payable upon demand. Tenant shall have the right to provide the insurance required hereunder pursuant to blanket policies obtained by Tenant, provided such blanket policies afford coverage as required by this Lease, without diminution of coverage based upon claims not related to the Premises, Project or this Lease.

18.4 Additional Insurance Obligations. Landlord may require (a) that Tenant obtain additional types of insurance, including but not limited to earthquake, sprinkler leakage by earthquake, environmental and terrorism insurance to the extent such coverages are either (i) standard for similar properties in the same geographic area as the Property and are available at commercially reasonable rates, or (ii) arc otherwise reasonably required by Landlord; and (b) from time to time, but not more frequently than every three (3) years during the Term, increases in the policy limits for all insurance to be carried by Tenant as set forth herein, in order to reflect standard limits for similar properties.

18.5 independent Obligations. Tenant acknowledges and agrees that Tenant’s insurance obligations under this Lease arc independent of Tenant’s indemnity obligations, liabilities and duties under this Lease.

ARTICLE 19

DEFAULT

19.1 Tenant’s Default. A “Default’ shall mean the occurrence of any one or more of the following events:

19.1.1 Tenant’s failure to pay any Rent when due where such failure shall continue for a period of three (3) Business Days after Landlord’s delivery of written notice of such failure from Landlord.

19.1.2 If any representation or warranty made by Tenant or any Guarantor to Landlord is false in any material respect when made.

19.1.3 Tenant fails to deliver any estoppel certificates or subordination agreements within the periods set forth in this Lease.

19.1.4 The levy of a writ of attachment or execution on this Lease or on any of Tenant’s property or that of any Guarantor.

19.1.5 Tenant’s or any Guarantor’s general assignment for the benefit of creditors or arrangement, composition, extension, or adjustment with its creditors.

19.1.6 Tenant or any Guarantor becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature.

19.1.7 Proceedings for the appointment of a trustee, custodian or receiver of Tenant or any Guarantor or for all or a part of Tenant’s or such Guarantor’s property are filed by or against Tenant or any Guarantor, and, if filed against Tenant or such Guarantor involuntarily, are not dismissed within sixty (60) days of filing.

19.1.8 Proceedings in bankruptcy, or other proceedings for relief under any law for the relief of debtors, are instituted by or against Tenant or any Guarantor, and, if instituted against Tenant or such Guarantor involuntarily, are not dismissed within [***] days of filing.

19.1.9 The failure to open and operate Tenant’s business in the Premises in the ordinary course of business.

19.1.10 Tenant makes an anticipatory breach of this Lease. “Anticipatory breach” shall mean either (a) Tenant’s repudiation of this Lease in writing; or (b) the combination of (i) Tenant’s desertion or vacation of the Premises or removal of all or a substantial amount of Tenant’s equipment, furniture and fixtures from the Premises; and (ii) Tenant’s failure to pay any Rent under this Lease when due.

19.1.11 Tenant fails to perform any other covenant, condition or agreement contained in this Lease not covered by the preceding subsections, where such failure continues for [***] Business Days after notice thereof from Landlord to Tenant, or such additional period as is reasonably necessary to effect cure, provided Tenant commences cure within such [***] Business Day period and diligently pursues the same to completion within [***] days following Landlord’s notice.

19.1.12 Tenant shall repeatedly fail to pay Rent when due or any other charges required to be paid, or shall repeatedly default in keeping, observing or performing any other covenant, agreement, condition or provision of this Lease, whether or not Tenant shall timely cure any such payment or other default. For the purposes of this subsection, the occurrence of the same breach by Tenant [***] times during any [***] month period shall constitute a repeated default.

Any notice periods provided for under this Section shall run concurrently with any statutory notice periods and any notice given hereunder may be given simultaneously with or incorporated into any such statutory notice.

19.2 Landlord’s Default. Tenant shall promptly notify Landlord of the need for any repairs or action with respect to other matters that are Landlord’s obligation under this Lease. If Landlord fails to perform any covenant, condition, or agreement contained in this Lease within [***] days after receipt of notice from Tenant, or if such breach cannot reasonably be cured within [***] days, and if Landlord fails to commence to cure within such [***] day period or to diligently prosecute the same to completion, then subject to the other limitations set forth elsewhere in this Lease, Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord’s breach; provided that in no event shall (a) Landlord be liable for indirect, consequential or punitive damages, including without limitation, any damages based on lost profits; or (b) Tenant have the right to terminate this Lease on account of a Landlord default. Except as otherwise specifically provided in this Lease, Tenant shall not have the right to withhold, reduce or offset any amount against any payments of Rent or any other charges due and payable under this Lease unless Tenant has obtained a final, non-appealable judgment against Landlord for the amount due.

ARTICLE 20

LANDLORD REMEDIES AND DAMAGES

20.1 Remedies. In the event of a Default, then in addition to any other rights or remedies Landlord may have at law or in equity, Landlord shall have the right, at Landlord’s option, without further notice or demand of any kind, to do any or all of the following without prejudice to any other remedy that Landlord may have:

20.1.1 Terminate this Lease and Tenant’s right to possession of the Premises by giving notice to Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may re-enter the Premises and take possession thereof and expel or remove Tenant and any other party who may be occupying the Premises, or any part, thereof, whereupon Tenant shall have no further claim to the Premises or under this Lease.

20.1.2 Continue this Lease in full force and effect, whether or not Tenant has vacated or abandoned the Premises, and sue upon and collect any unpaid Rent or other charges, that have or thereafter become due and payable.

20.1.3 Continue this Lease in effect, but terminate Tenant’s right to possession of the Premises and re-enter the Premises and take possession thereof, whereupon Tenant shall have no further claim to the Premises without the same constituting an acceptance of surrender.

20.1.4 In the event of any re-entry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, (a) to expel or remove Tenant and any other party who may be occupying the Premises, or any part thereof; and (b) to remove all or any part of Tenant’s or any other occupant’s property on the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant.

Landlord may relet the Premises without thereby avoiding or terminating this Lease (if the same has not been previously terminated), and Tenant shall remain liable for any and all Rent and other charges and expenses hereunder. For the purpose of reletting, Landlord is authorized to make such repairs or alterations to the Premises as may be necessary in the sole but reasonable discretion of Landlord for the purpose of such reletting, and if a sufficient sum is not realized from such reletting (after payment of all reasonable costs and expenses of such repairs, alterations and the expense of such reletting (including, without limitation, reasonable attorney and brokerage fees) and the collection of rent accruing therefrom) each month to equal the Rent, then Tenant shall pay such deficiency each month upon demand therefor. Actions to collect such amounts may he brought from time to time, on one or more occasions, without the necessity of Landlord’s waiting until the expiration of the Term.

20.1.5 Without any further notice or demand, Landlord may enter upon the Premises, if necessary, without being liable for prosecution or claim for damages therefor, and do whatever Tenant is obligated to do under the terms of the Lease. Tenant agrees to reimburse Landlord on demand for any reasonable expenses that Landlord may incur in effecting compliance with Tenant’s obligations under the Lease. Tenant further agrees that Landlord shall not be liable for any damages resulting to Tenant from such action, unless caused by the gross negligence or willful misconduct of Landlord (but subject to the other limitations on Landlord’s liability set forth in this Lease). Notwithstanding anything herein to the contrary, Landlord will have no obligation to cure any Default of Tenant.

20.1.6 Landlord shall at all times have the right, without prior demand or notice except as required by Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof, without the necessity of proving the inadequacy of any legal remedy or irreparable harm.

20.1.7 To the extent permitted by applicable Law, Landlord shall have the right, without notice to Tenant, to change or re-key all locks to entrances to the Premises, and Landlord shall have no obligation to give Tenant notice thereof or to provide Tenant with a key to the Premises.

20.1.8 The rights given to Landlord in this Article are cumulative and shall be in addition and supplemental to all other rights or remedies that Landlord may have under this Lease and under applicable Laws or in equity.

20.2 Damages. Should Landlord elect to terminate this Lease or Tenant’s right to possession under the provisions above, Landlord may recover the following damages from Tenant:

20.2.1 Past Rent. The worth at the time of the award of any unpaid Rent that had been earned at the time of termination; plus

20.2.2 Rent Prior to Award. The worth at the time of the award of the unpaid Rent that would have been earned after termination, until the time of award; plus

20.2.3 Rent After Award. The worth at the time of the award of the amount by which the unpaid Rent for the balance of the term after the time of award exceeds the amount of the rental loss that Tenant proves could have been reasonably avoided, if any; plus

20.2.4 Proximately Caused Damages. Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or that in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including, without limitation, reasonable attorneys’ fees), incurred by Landlord in (a) retaking possession of the Premises; (b) maintaining the Premises after Default; (c) preparing the Premises or any portion thereof for reletting to a new tenant, including, without limitation, any repairs or alterations, whether for the same or a different use; (d) reletting the Premises, including but not limited to, advertising expenses, brokers’ commissions and fees, and (e) any special concessions made to obtain a new tenant.

20.2.5 Other Damages. At Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Law.

As used in Sections 20.2.1 and 20.2.2 the phrase “worth at the time of the award” shall be computed by adding interest on all such sums from the date when originally due at the Interest Rate. As used in Section 20.2.3, the phrase “worth at the time of the award” shall be computed by discounting the sum in question at the Federal Reserve rate promulgated by the Federal Reserve office for the district in which the Project is located, plus one percent (1%).

20.3 Rent after Termination. Tenant specifically acknowledges and agrees that Landlord shall have the right to continue to collect Rent after any termination (whether said termination occurs through eviction proceedings or as a result of some other early termination pursuant to this Lease) for the remainder of the Term, less any amounts collected by Landlord from the reletting of the Premises, but in no event shall Tenant be entitled to receive any excess of any such rents collected over the Rent.

20.4 No Termination. A termination of this Lease by Landlord or the recovery of possession of the Premises by Landlord or any voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof, shall not work a merger and shall at the option of Landlord, terminate all or any existing franchises or concessions, licenses, permits, subleases, subtenancies or the like between Tenant and any third party with respect to the Premises, or may, at the option of Landlord, operate as an assignment to Landlord of Tenant’s interest in same. Following a Default, Landlord shall have the right to require any subtenants to pay all sums due under their subleases directly to Landlord.

20.5 Waiver of Demand and Notice. All demands for Rent and all other demands, notices and entries, whether provided for under common law or otherwise, that arc not expressly required by the terms hereof, are hereby waived by Tenant. Notwithstanding the foregoing waiver of notices, Landlord may elect to serve such notices (including statutory notices) and combine such notices with any notices required under the provisions of this Lease.

20.6 Waiver of Redemption. Tenant hereby waives, relinquishes and releases for itself and for all those claiming under Tenant any right of occupancy of the Premises following termination of this Lease, and any right to redeem or reinstate this Lease by order or judgment of any court or by any legal process or writ.

20.7 Deficiency. If it is necessary for Landlord to bring suit in order to collect any deficiency, Landlord shall have the right to allow such deficiencies to accumulate and to bring an action on several or all of the accrued deficiencies at one time. Any such suit shall not prejudice in any way the right of Landlord to bring a similar action for any subsequent deficiency or deficiencies.

20.8 Counterclaim. Tenant hereby waives any right to plead any counterclaim, offset or affirmative defense in any action or proceedings brought by Landlord against Tenant for possession of the Premises or otherwise, for the recovery of possession based upon the non-payment of Rent or any other Default, except for compulsory counterclaims. The foregoing shall not, however, be construed as a waiver of Tenant’s right to assert any claim in a separate action brought by Tenant against Landlord.

20.9 Mitigation of Damages. Both Landlord and Tenant shall each use commercially reasonable efforts to mitigate any damages resulting from a default of the other party under this Lease in accordance with Law; provided that any failure by Landlord to mitigate damages in accordance with the foregoing shall not give rise to any liability of Landlord for breach of this Lease, but shall only serve to reduce the recovery by Landlord by the amount of damages that Tenant proves could reasonably have been avoided. Subject to the foregoing, Landlord’s obligation to mitigate damages after a Default shall be satisfied in full if Landlord undertakes to lease the Premises to another tenant (a “Substitute Tenant”) in accordance with the following criteria:

20.9.1 Landlord shall have no obligation to solicit or entertain negotiations with any Substitute Tenant until Landlord obtains full and complete possession of the Premises.

20.9.2 Landlord shall not be obligated to offer the Premises to a Substitute Tenant when other premises in the Project suitable for that tenant’s use are (or soon will be) available.

20.9.3 Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rental amount less than the current fair market rental then prevailing for similar uses in comparable buildings in the same market area as the Project, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the Project.

20.9.4 Landlord shall not be obligated to enter into a lease with any Substitute Tenant whose use would:

1. Violate any restriction, covenant, or requirement contained in the lease of another tenant of the Project or any other agreement to which Landlord is a party;

2. Be incompatible with the operation of the Project as a first-class project.

20.9.5 Landlord shall not be obligated to enter into a lease with any Substitute Tenant that does not have, in Landlord’s reasonable opinion, sufficient financial resources or operating experience to operate the Premises in a first-class manner.

20.9.6 Landlord shall not be required to expend any amount of money to alter, remodel, or otherwise make the Premises suitable for use by a Substitute Tenant unless:

1. Tenant pays any such sum to Landlord in advance of Landlord’s execution of a lease with such Substitute Tenant (which payment shall not be in lieu of any damages or other sums to which Landlord may be entitled as a result of Tenant’s Default); or

2. Landlord determines in its sole discretion that any such expenditure is financially justified in connection with entering into any such lease.

20.9.7 Upon compliance with the above criteria regarding the releasing of the Premises after a Default, Landlord shall be deemed to have fully satisfied Landlord’s obligation to mitigate damages under this Lease and under any Law, and Tenant waives and releases, to the fullest extent legally permissible, any right to assert in any action by Landlord to enforce the terms of this Lease, any defense, counterclaim, or rights of setoff or recoupment respecting the mitigation of damages by Landlord, unless and to the extent Landlord maliciously or in bad faith fails to act in accordance with the requirements of this Section. Until Landlord is able, through such efforts, to relet the Premises, Tenant must pay to Landlord, on or before the first day of each calendar month, the monthly Rent and any other charges provided in this Lease. No such reletting shall be construed as an election on the part of Landlord to terminate this Lease unless Landlord gives Tenant a notice of such intention. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous Default.

ARTICLE 21

BANKRUPTCY

21.1 In the event a petition is filed by or against Tenant under the Bankruptcy Code, Tenant, as debtor and debtor in possession, and any trustee who may be appointed agree to adequately protect Landlord as follows:

21.1.1 to pay monthly in advance on the first day of each month as reasonable compensation for use and occupancy of the Premises an amount equal to all Rent due pursuant to this Lease;

21.1.2 to perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by order of a court of competent jurisdiction;

21.1.3 to determine within [***] days after the filing of such petition whether to assume or reject this Lease;

21.1.4 to give Landlord at least [***] days’ prior notice, unless a shorter period is agreed to in writing by the parties, of any proceeding relating to any assumption of this Lease;

21.1.5 to give at least [***] days’ prior notice of any vacation or abandonment of the Premises, any such vacation or abandonment to be deemed a rejection of this Lease; and

21.1.6 to do all other things to benefit Landlord otherwise required under the Bankruptcy Code.

This Lease shall be deemed rejected in the event of the failure to comply with any of the above.

21.2 In order to provide Landlord with the assurance contemplated by the Bankruptcy Code, the following obligations must be fulfilled, in addition to any other reasonable obligations that Landlord may require, before any assumption of this Lease is effective: (a) all monetary Defaults under this Lease must be cured within [***] days after the date of assumption; (b) all other Defaults (other than those arising solely on account of the bankruptcy filing) must be cured within fifteen (15) days after the date of assumption; (c) all actual monetary losses incurred by Landlord (including, but not limited to, reasonable attorneys’ fees) must be paid to Landlord within ten (10) days after the date of assumption; and (d) Landlord must receive within [***] days after the date of assumption a security deposit in the amount of [***] months’ Base Rent and an advance prepayment of three (3) months’ Base Rent.

21.3 In the event this Lease is assumed in accordance with the requirements of the Bankruptcy Code and this Lease, and is subsequently assigned, then, in addition to any other reasonable obligations that Landlord may require and in order to provide Landlord with the assurances contemplated by the Bankruptcy Code, Landlord must be provided with (a) a financial statement of the proposed assignee prepared in accordance with generally accepted accounting principles consistently applied, though on a cash basis, which reveals a net worth in an amount sufficient, in Landlord’s reasonable judgment, to assure the future performance by the proposed assignee of Tenant’s obligations under this Lease; or (b) a written guaranty by one or more guarantors with financial ability sufficient to assure the future performance of Tenant’s obligations under this Lease, such guaranty to be in form and content satisfactory to Landlord and to cover the performance of all of Tenant’s obligations under the Lease.

21.4 Neither Tenant nor any trustee who may be appointed in the event of the filing of a petition under the Bankruptcy Code shall conduct or permit the conduct of any “fire,” “bankruptcy,” “going out of business” or auction sale in or from the Premises.

ARTICLE 22

INTENTIONALLY DELETED

ARTICLE 23

HOLDING OVER

If, after expiration of the Term, Tenant remains in possession of the Premises without Landlord’s express written consent, Landlord may, at its option, serve notice upon Tenant that such hold over constitutes either: (a) a month-to-month tenancy upon all the provisions of this Lease (except as to Term and Base Rent); or (b) a tenancy at sufferance. If Landlord does not give said notice, Tenant’s hold over shall create a tenancy at sufferance, subjecting Tenant to all the covenants and obligations of this Lease. In either event, the monthly installments of Base Rent shall be increased to [***] of the monthly installments of Base Rent in effect at the expiration of the Term. If a month-to-month tenancy is created, either party may terminate such tenancy by giving the other party at least thirty (30) days advance notice of the date of termination. In the case of a month-to-month tenancy or tenancy at sufferance, if Tenant shall hold over without the consent of Landlord after Landlord has given Tenant [***] days prior written notice of termination, then Tenant shall also protect, defend, indemnify and hold Landlord harmless from all Claims resulting from retention of possession by Tenant, including, without limiting the generality of the foregoing, any Claims made by any succeeding tenant founded upon such failure to surrender and any lost rents and profits to Landlord resulting therefrom. The provisions of this Article shall not constitute a waiver by Landlord of any right of re-entry as otherwise available to Landlord, nor shall receipt of any rent or any other act appearing to affirm the tenancy operate as a waiver of the right to terminate this Lease for a breach by Tenant hereof.

ARTICLE 24

SURRENDER OF PREMISES

Upon the expiration or earlier termination of this Lease, Tenant shall peaceably surrender the Premises to Landlord broom-clean and in the same condition as on the date Tenant took possession, except for: (a) reasonable wear and tear; (b) loss by fire or other casualty; and (c) loss by condemnation. All fixtures, equipment, leasehold improvements (including any Alterations), and appurtenances attached to or built into the Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant, other than Tenant’s Property, shall be and remain a part of the Premises, shall be the property of Landlord, and shall not be removed by Tenant, except as directed by Landlord. Tenant shall not be required to remove any of the Tenant Improvements (as defined in Exhibit E). Furthermore, tenant shall not be required to remove any leasehold improvements (including any Alterations) unless: (i) such removal is necessary to ensure that the Premises and Building comply with applicable code at the lime of surrender, including but not limited to removal of wires located in risers and plenums without raceways or conduits; (ii) they were made without the consent of Landlord; or (iii) Landlord notified Tenant that removal would be required. Tenant’s Property shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that, if any of Tenant’s Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal. If Tenant abandons or surrenders the Premises or is dispossessed by process of law or otherwise, any of Tenant’s Property left on the Premises shall be deemed abandoned, and, at Landlord’s option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elects to remove all or any part of such Tenant’s Property, the reasonable cost of removal, storage and disposal of Tenant’s Property, including, without limitation, repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant. On the Expiration Date, Tenant shall surrender all keys, parking cards and other means of entry to the Premises, the Building and the Project, and shall inform Landlord of the combinations and access codes for any locks and safes located in the Premises. It is specifically agreed that any and all telephonic, coaxial, ethernet, or other computer, word processing, facsimile, or electronic wiring (“Telecom Wiring”) and any other components of Tenant’s Telecommunications System shall be removed at Tenant’s cost at the expiration of the Term, unless Landlord has specifically requested in writing that the Telecom Wiring shall remain, whereupon the Telecom Wiring shall be surrendered with the Premises as Landlord’s property.

On or before the date that Tenant, and anyone claiming by, through or under Tenant, vacates the Premises, and immediately prior to the time that Tenant delivers the Premises to Landlord, Tenant shall: (a) cause the Premises to be decommissioned in accordance with all applicable Laws, including the regulations of the U.S. Nuclear Regulatory Commission and any other applicable governmental entities for the control of radiation, cause the Premises to be released for unrestricted use by the Radiation Control Program and any other applicable governmental entities for the control of radiation, and deliver to Landlord the report of a certified industrial hygienist stating that he or she has examined the Premises (including visual inspection, Geiger counter evaluation and airborne and surface monitoring) and found no evidence that the Premises contains Hazardous Materials or Medical Waste, or is otherwise in violation of any Environmental Law or Medical Waste Procedure; and (b) provide to Landlord a copy of its most current chemical waste removal manifest and a certification from Tenant executed by an officer of Tenant that no Hazardous Materials, Medical Waste or other potentially dangerous or harmful chemicals brought onto the Premises from and after the date that Tenant first took occupancy of the Premises remain in the Premises.

ARTICLE 25

BROKERAGE FEES

Landlord and Tenant warrant and represent to the other that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except as set forth on the Lease Summary. Except for commissions due the real estate broker set forth in this Lease which shall be Landlord’s sole obligation, Tenant shall indemnify, defend and hold Landlord harmless from any Claims for any compensation, commission, or fees claimed by any other real estate broker or agent in connection with this Lease (including but not limited to any expansions of the Premises and renewals) or its negotiation.

ARTICLE 26

NOTICES

Any notice, demand, request, consent, covenant, approval or other communication to be given by one party to the other must be in writing and (except for statements and invoices to be given in the ordinary course hereunder, which may be sent by regular U.S. Mail) (a) delivered personally; (b) mailed by certified United States mail, postage prepaid, return receipt requested (except for statements and invoices to be given in the ordinary course hereunder, which may be sent by regular U.S. Mail); (c) sent by nationally recognized overnight courier; or (d) sent by telecopy and confirmed by one of the other methods set forth herein. The effective date of notice shall be (i) for any notice delivered in person, the date of delivery; (ii) for any notice by U.S. mail, three (3) days after the date of certification thereof; (iii) for any notice by overnight courier, the next Business Day after deposit with the courier; and (iv) for any notice by telecopy, the date of confirmation of receipt, if before 5:00 p.m. at the location delivered, or the next day if after 5:00 p.m. All notices shall be delivered or addressed to the parties at their respective addresses set forth on the Lease Summary. Either party may change the address at which it desires to receive notice upon giving notice of such request to the other party in the manner provided herein. Landlord and Tenant, and their respective counsel, hereby agree that notice may be given hereunder by the parties’ respective counsel, and that if any communication is to be given hereunder by Landlord’s or Tenant’s counsel, such counsel may communicate directly with all principals, as required to comply with the foregoing provisions.

ARTICLE 27

INTENTIONALLY DELETED

ARTICLE 28

SIGNAGE

28.1 Tenant shall be entitled, at its sole cost and expense, to identification signage on its entry doors to the Premises, utilizing Tenant’s standard logo and graphics package. The location, quality, design, style, lighting and size of such signage shall be consistent with the Landlord’s Building standard signage program and shall be subject to Landlord’s prior written approval and shall be subject to the City of Boulder’s sign regulations and requirements.

28.2 Tenant shall pay all costs of fabrication and installation of signage on the Building directory to display Tenant’s name and location in the Project, which shall be consistent with the Landlord’s Building standard signage program and shall be subject to Landlord’s prior written approval. Any changes to the signage initially provided by Landlord shall be at Tenant’s expense and shall be subject to the City of Boulder’s sign regulations and requirements.

28.3 No other signage shall be permitted without the prior consent of Landlord, which consent may be withheld in Landlord’s sole discretion. If Landlord grants such consent, the signage will be at Tenant’s expense. Except as expressly provided herein, Tenant shall not affix, paint, erect, or inscribe any sign, projection, awning, signal, or advertisement of any kind to any part of the Premises, the Building or the Project, including, without limitation, the inside or outside of windows or doors, without the consent of Landlord, which consent may be withheld in Landlord’s sole discretion. Landlord shall have the right to remove any signs or other matter installed without Landlord’s permission without being liable to Tenant by reason of such removal and to charge the reasonable cost of removal to Tenant, payable within ten (10) days of written demand by Landlord.

28.4 Any damage to any portion of the Project upon installation, maintenance, or removal of Tenant signage shall be Tenant’s sole responsibility. Upon removal of Tenant’s signage, the area affected thereby shall be repaired and restored pursuant to Landlord’s specifications to a condition acceptable to Landlord, at Tenant’s sole expense. Upon the expiration or earlier termination of this Lease, Tenant will remove all of its signage. Upon removal of its signage, Tenant shall repair and restore all areas affected by such signage pursuant to Landlord’s specifications to a condition acceptable to Landlord.

28.5 Tenant shall be entitled to one sign panel as designated by Landlord on the existing monument sign located on Wilderness Place next to the entrance to the Project. Tenant shall fabricate, install and maintain its monument signage at its own expense. The sign design shall be subject to Landlord’s prior reasonable approval. Installation of the monument signage shall be subject to the City of Boulder’s sign regulations and requirements.

ARTICLE 29

LENDER PROVISIONS

29.1 Subordination. This Lease is subject and subordinate to all present and future ground or underlying leases of the Property and to the lien of any mortgages, deeds to secure debt or trust deeds, now or hereafter in force against the Property or the Building, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof (collectively, “Mortgages”), and to all advances made or hereafter to be made upon the security of such Mortgages. In the event any proceedings are brought for the foreclosure of any mortgage, deed to secure debt or trust deed, or if any ground or underlying lease is terminated, Tenant shall attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground or underlying lease, as the case may be (the “Purchaser”), and recognize the Purchaser as the lessor under this Lease, which attornment shall be effective as of the date that the Purchaser acquires title to the Property; however, the Purchaser shall have the right to accept or reject such attornment upon written notice to Tenant and in no event shall such attornment be negated by a foreclosure. In no event shall Tenant have a right of offset against amounts due any Purchaser on account of any defaults by Landlord under this Lease that pre-date the time the Purchaser becomes the lessor hereunder, nor shall any Purchaser be liable for any such defaults by Landlord. Tenant shall, within ten (10) Business Days of request by Landlord or the Purchaser (as applicable), execute such further commercially reasonable Mortgagee or Purchaser instruments or assurances as Landlord may, reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any Mortgages or Tenant’s attornment to the Purchaser (as applicable). Tenant waives the provisions of any current or future statute, rule or law that may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any foreclosure proceeding or sale. Notwithstanding the provisions hereof, should any Mortgagee require that this Lease be prior rather than subordinate to its Mortgage, or require that Tenant attorn to any Purchaser, then in such event, this Lease shall become prior and superior to such Mortgage, or Tenant shall so attorn, upon notice to that effect to Tenant from such Mortgagee. The aforesaid superiority of this Lease to any Mortgage shall be self-operative upon the giving of such notice and no further documentation other than such notice shall be required to effectuate such superiority or attornment. In the event Landlord or such Mortgagee desires confirmation of such superiority or attornment, Tenant shall, promptly upon request therefor by Landlord or such Mortgagee, and without charge therefor, execute a document acknowledging such priority or attornment obligation to the Mortgagee as Landlord in the event of foreclosure or deed in lieu thereof or termination of a ground lease.

Landlord will use reasonable efforts to have all Mortgagees (with Mortgages in existence as of the date of this Lease) execute, acknowledge and deliver to Tenant (and Tenant shall execute, acknowledge and deliver to Landlord and the Mortgages) the Mortgagee’s standard for of Subordination, Non-Disturbance and Attornment Agreement that provides that the Mortgagee will not disturb Tenant’s possession and quiet enjoyment of the Premises so long as Tenant is not in Default under this Lease.

29.2 Estoppel Certificates. Within [***] days after written request from Landlord, Tenant shall execute and deliver to Landlord, or Landlord’s designee, a written statement certifying (a) that this Lease is unmodified and in full force and effect or is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and Additional Rent have been paid in advance; (c) the amount of any security deposit with Landlord; (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default; and (e) such other matters as may be requested (“Estoppel Certificate”). Landlord and, any purchaser, assignee or Mortgagee may rely upon any such statement. If Tenant fails to deliver an executed Estoppel Certificate within said [***] day period and Landlord provides a second written request for the Estoppel Certificate, Tenant shall be in Default pursuant to the provisions of Section 19.1.3 if Tenant fails to deliver and executed Estoppel Certificate within [***] Business Days following the second written request (“Estoppel Certificate Default”). If an Estoppel Certificate Default occurs it shall be conclusive against Tenant (1) that this Lease is in full force and effect and has not been modified except as represented by Landlord; (2) that there are no uncured defaults in Landlord’s performance and that Tenant has no right of offset, counterclaim, or deduction against Rent; (3) not more than [***] Rent has been paid in advance; and (4) as to the truth and accuracy of any other matters set forth in the statement as submitted to Tenant.

29.3 Notice and Cure Rights. Tenant agrees to notify any Mortgagee whose address has been furnished to Tenant, of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, such Mortgagee shall have an additional [***] days to cure such default; provided that, if such default cannot reasonably be cured within that [***] day period, then such Mortgagee shall have such additional time to cure the default as is reasonably necessary under the circumstances.

29.4 Changes Requested by Mortgagee. Tenant shall not unreasonably withhold its consent to changes or amendments to this Lease requested by a Mortgagee, so long as such changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of Tenant.

ARTICLE 30

MISCELLANEOUS

30.1 Parking. Tenant shall be permitted to park automobiles as set forth in Exhibit H. In addition to the provisions of Exhibit H, following Landlord’s delivery of notice, Tenant shall comply with all parking rules and regulations established by Landlord for the Building, as the same may be revised from time to time.

30.2 Quiet Enjoyment. Tenant, upon paying the Rent and performing all of its obligations under this Lease within applicable notice and cure periods, if any, shall peaceably and quietly enjoy the Premises, subject to the terms of this Lease and to any mortgage, deed of trust, lease, or other agreement to which this Lease may he subordinated.

30.3 No Air Rights. This Lease does not grant Tenant any rights to any view or to light or air over any property, whether belonging to Landlord or any other person. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Building, the same shall be without liability to Landlord and without any reduction or diminution of Tenant’s obligations under this Lease.

30.4 Force Majeure. Any prevention, delay, or stoppage of work to be performed by Landlord or Tenant that is due to Force Majeure shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay, or stoppage. Nothing in this Section shall excuse or delay Tenant’s obligation to pay Rent or other charges under this Lease.

30.5 Accord and Satisfaction; Allocation of Payment. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent; nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent he deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

30.6 Attorneys’ and Other Fees. Should either party institute any action or proceeding to enforce or interpret this Lease or any provision hereof, for damages by reason of any alleged breach of this Lease or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be awarded from the other party all costs and expenses, including, without limitation, attorneys’ and other fees, reasonably incurred in good faith by the prevailing party in connection with such action or proceeding. The term “attorneys’ and other fees” shall mean and include reasonable attorneys’ fees, accountants fees, expert witness fees and any and all consultants and other similar fees incurred in connection with the action or proceeding and preparations therefor. The term “action or proceeding” shall mean and include actions, proceedings, suits, arbitrations, appeals and other similar proceedings.

30.7 Construction. Headings at the beginning of each Article, Section and subsection are solely for the convenience of the parties only and in no way define, limit, or enlarge the scope or meaning of this Lease. Except as otherwise provided in this Lease, all exhibits referred to herein are attached hereto and are incorporated herein by this reference. This Lease shall not be construed as if either Landlord or Tenant had prepared it, but rather as if both Landlord and Tenant had prepared it.

30.8 Confidentiality. Landlord and Tenant acknowledge that the content of this Lease and any related documents are confidential information. Landlord and Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant’s and Landlord’s financial, legal, and space planning consultants or as required by Law.

30.9 Governing Law. This Lease shall be governed by, interpreted under, and construed and enforced in accordance with the Laws of the State applicable to agreements made and to be performed wholly within the State.

30.10 Consent. Unless otherwise expressly set forth herein, all consents, approvals and decisions required or permitted of Landlord hereunder shall be granted, withheld and made in Landlord’s reasonable discretion. Except for consent to a Transfer, which shall be governed by the provisions of Article 14 above, all consents and approvals required from Landlord hereunder or any request by Tenant which causes Landlord to actually incur attorneys’ and/or consultants’ fees shall be subject to the requirement that Landlord be reimbursed within fifteen (15) days of Landlord’s written demand for attorneys’ and consultants’ fees and costs incurred in connection therewith. Except for consent to a Transfer, which shall be governed by Article 14 above, Tenant shall have no claim and hereby waives the right to any claim against Landlord for money damages by reason of any refusal, withholding, or delaying by Landlord of any consent, approval, statement, or satisfaction that Landlord has agreed shall be subject to a standard of reasonableness. In such event, Tenant’s only remedy therefor shall be an action for specific performance, injunction, or declaratory judgment to enforce any right to such consent, approval, statement, or satisfaction.

30.11 Authority. Tenant shall, at Landlord’s request, deliver a certified copy of a resolution of its board of directors, if Tenant is a corporation, or other satisfactory documentation, if Tenant is another type of entity, authorizing execution of this Lease.

30.12 Duplicate Originals: Counterparts: Fax/Email/Electronic Signatures. This Lease may be executed in any number of duplicate originals, all of which shall be of equal legal force and effect. Additionally, this Lease may be executed in counterparts, but shall become effective only after each party has executed a counterpart hereof; all said counterparts, when taken together, shall constitute the entire single agreement between the parties. This Lease may be executed by a party’s signature transmitted by facsimile (“fax”) or email or by a party’s electronic signature, and copies of this Lease executed and delivered by means of faxed or emailed copies of signatures or originals of this Lease executed by electronic signature shall have the same force and effect as copies hereof executed and delivered with original vet signatures. All parties hereto may rely upon faxed, emailed or electronic signatures as if such signatures were original wet signatures. Any party executing and delivering this Lease by fax or email shall promptly thereafter deliver a counterpart signature page of this Lease containing said party’s original signature. All parties hereto agree that a faxed or emailed signature page or an electronic signature may be introduced into evidence in any proceeding arising out of or related to this Lease as if it were an original wet signature page.

30.13 Offer. The submission and negotiation of this Lease shall not be deemed an offer to enter the same by Landlord but the solicitation of such an offer by Tenant. Tenant agrees that its execution of this Lease constitutes a firm offer to enter the same which may not be withdrawn for a period of [***] days after delivery to Landlord (or such other period as may be expressly provided in any other agreement signed by the parties). During such period and in reliance on the foregoing, Landlord may, at Landlord’s option, proceed with any plans, specifications, alterations, or improvements, and permit Tenant to enter the Premises; but such acts shall not be deemed an acceptance of Tenant’s offer to enter this Lease, and such acceptance shall be evidenced only by Landlord’s signing and delivering this Lease to Tenant.

30.14 Further Assurances. Landlord and Tenant each agree to execute any and all other documents and to take any further actions reasonably necessary to consummate the transactions contemplated hereby.

30.15 Financial Statements. In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord’s written request but not more frequently than once a year (unless additional requests during any year are made in connection with a sale or refinancing of the Building or Project), with financial statements reflecting Tenant’s current financial condition. Tenant represents and warrants that all financial statements, records, and information furnished by Tenant to Landlord in connection with this Lease are true, correct, and complete in all material respects.

30.16 Recording. Tenant shall not record this Lease without the prior consent of Landlord, which consent may be withheld in Landlord’s sole discretion.

30.17 Right to Lease. Landlord reserves the absolute right to create such other tenancies in the Building as Landlord shall determine to best promote the interests of the Building and the Project. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Term, occupy any space in the Building or the Project.

30.18 Severability. In the event any portion of this Lease shall be declared by any court of competent jurisdiction to be invalid, illegal or unenforceable, such portion shall be deemed severed from this Lease, and the remaining parts hereof shall remain in full force and effect, as fully as though such invalid, illegal or unenforceable portion had never been part of this Lease.

30.19 Survival. All indemnity and other unsatisfied obligations set forth in this Lease shall survive the termination or expiration hereof

30.20 WAIVER OF TRIAL BY JURY. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY TN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LEASE, OR THE TRANSACTIONS OR MATTERS RELATED HERETO OR CONTEMPLATED HEREBY.

30.21 Successors and Assigns. Subject to the terms and conditions of Article 14 of this Lease, this Lease shall apply to and bind the heirs, personal representatives, and permitted successors and assigns of the parties.

30.22 Integration of Other Agreements; Amendments. This Lease sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein and supersedes all previous written or oral understandings, agreements, contracts, correspondence and documentation with respect thereto. Any oral representations or modifications concerning this Lease shall be of no force or effect. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties or their respective successors in interest.

30.23 TIME OF THE ESSENCE. TIME IS OF THE ESSENCE OF THIS LEASE AND EACH AND EVERY TERM AND PROVISION HEREOF.

30.24 Waiver. The waiver by a party of any breach of any term, covenant, or condition of this Lease shall not be deemed a waiver of such term, covenant, or condition or of any subsequent breach of the same or any other term, covenant, or condition. No delay or omission in the exercise of any right or remedy of a party shall impair such right or remedy or be construed as a waiver of any default of the other party. Consent to or approval of any act by a party requiring consent or approval of the other party shall not be deemed to waive or render unnecessary such consent to or approval of any subsequent act. Any waiver must be in writing and shall not be a waiver of any other matter concerning the same or any other provision of this Lease.

30.25 No Surrender. No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

30.26 Number and Gender. As used in this Lease, the neuter includes masculine and feminine, the singular includes the plural and use of the word “including” shall mean “including without limitation.”

30.27 Days. The term “days,” as used herein, shall mean actual days occurring, including Saturdays, Sundays and Holidays.

30.28 Joint and Several Liability. If Tenant consists of two (2) or more parties, each of such parties shall be liable for Tenant’s obligations under this Lease, and all documents executed in connection herewith, and the liability of such parties shall be joint and several. Additionally, the act or signature of, or notice from or to, any one or more of such parties with respect to this Lease shall be binding upon each and all of the parties executing this Lease as Tenant with the same force and effect as if each and all of them had so acted or signed, or given or received such notice.

30.29 No Third Party Beneficiaries. Except as otherwise provided herein, no person or entity shall be deemed to be a third party beneficiary hereof, including but not limited to any brokers, and nothing in this Lease (either expressed or implied) is intended to confer upon any person or entity, other than Landlord and Tenant (and their respective nominees, successors and assigns), any rights, remedies, obligations or liabilities under or by reason of this Lease.

30.30 No Other Inducements. It is expressly wan-anted by each of the undersigned parties that no promise or inducement has been offered except as herein set forth and that this Lease is executed without reliance upon any statement or representation of any person or party or its representatives concerning the nature and extent of damages, costs and/or legal liability therefor.

30.31 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent. Tenant hereby expressly waives the benefit of any Laws to the contrary and agrees that if Landlord fails to perform any of its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlords expense or to any setoff of Rent.

30.32 No Discrimination. Tenant covenants by and for itself, its heirs, executors, administrators and assigns, and all persons claiming under or through Tenant, and this Lease is made and accepted upon and subject to the condition that there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, sex, religion, marital status, ancestry or national origin in the leasing, subleasing, transferring, use, or enjoyment of the Premises, nor shall Tenant itself, or any person claiming under or through Tenant, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy, of tenants, lessees, sublessees, subtenants or vendees in the Premises.

30.33 OFAC Compliance.

30.33.1 As used herein “‘Blocked Party” shall mean any party or nation that (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the U.S. Treasury (“OFAC”) pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) or other similar requirements contained in the rules and regulations of OFAC (the “Order”) or in any enabling legislation or other Executive Orders in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”) or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”); or (b) has been determined by competent authority to be subject to the prohibitions contained in the Orders.

30.33.2 As a material inducement for Landlord entering into this Lease, Tenant warrants and represents that none of Tenant, any Affiliate of Tenant, any partner, member or stockholder in Tenant or any Affiliate of Tenant, or any beneficial owner of Tenant, any Affiliate of Tenant or any such partner, member or stockholder of Tenant (collectively, a “Tenant Owner”): (a) is a Blocked Party; (b) is owned or controlled by, or is acting, directly or indirectly, for or on behalf of, any Blocked Party; or (c) has instigated, negotiated, facilitated, executed or otherwise engaged in this Lease, directly or indirectly, on behalf of any Blocked Party. Tenant shall immediately notify Landlord if any of the foregoing warranties and representations becomes untrue during the Term.

30.33.3 Tenant shall not: (a) transfer or permit the transfer of any interest in Tenant or any Tenant Owner to any Blocked Party; or (b) make a Transfer to any Blocked Party or party who is engaged in illegal activities.

30.33.4 If at any time during the Term (a) Tenant or any Tenant Owner becomes a Blocked Party or is convicted, pleads nolo contendere, or is indicted, arraigned, or custodially detained on charges involving money laundering or predicate crimes to money laundering; (b) any of the representations or warranties set forth in this Section become untrue; or (c) Tenant breaches any of the covenants set forth in this Section, the same shall constitute a Default. 1 n addition to any other remedies to which Landlord may be entitled on account of such Default, Landlord may immediately terminate this Lease and refuse to pay any Allowance or other disbursements due to Tenant under this Lease.

30.34 ERISA. Tenant has been informed that one or more pension plans have an interest in the Project. Tenant hereby represents and warrants that it is not a party in interest to any pension plan, within the meaning of Section 3(14) of the Employee Retirement Income Security Act of 1974, as amended.

30.35 Options and Rights. Tenant shall have no right to exercise an option or rights granted in Addendum One (an “Option or Right”): (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, or (ii) during the time Tenant is in Default beyond applicable cure periods, if any, under this Lease. The period of time within which an Option or Right may be exercised shall not be extended or enlarged by reason of Tenant’s inability to exercise an Option or Right because of the provisions of Section 30.35. An Option or Right shall terminate and be of no further force or effect, notwithstanding Tenant’s due and timely exercise of the Option or Right, if, after such exercise and prior to the commencement of the extended term, termination of the Lease, or expansion of the Premises, if Tenant commits a Default beyond applicable cure periods, if any, under this Lease.

IN WITNESS WHEREOF the parties have executed this Lease, under seal, as of the date first-above written.

LANDLORD:	AERO-TECH INVESTMENTS, LLC,
a Colorado limited liability company

	By:	/s/ Ron Claman

	Printed Name:	Ron Claman

	Title:	Manager

	Date:	10/12/11

TENANT:	BIODESIX, INC.,
a Delaware Corporation

	By:	/s/ Frank Ronchetti

	Printed Name:	Frank Ronchetti

	Title:	Chief Financial Officer

	Date:	10/12/11